EXHIBIT 10.1


                          Dated as of February 27, 1998

                                 by and between

                         BAGCRAFT CORPORATION OF AMERICA
                                   as Borrower

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                             as Agent and as Lender




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                                TABLE OF CONTENTS

1.       AMOUNT AND TERMS OF CREDIT........................................1
         1.1      Revolving Credit Advances................................1
         1.2      Term Loans...............................................2
         1.3      Capital Expenditure Loan.................................5
         1.4      Swing Line Facility......................................6
         1.5      Letters of Credit........................................7
         1.6      Prepayment...............................................7
         1.7      Single Loan..............................................9
         1.8      Use of Proceeds..........................................9
         1.9      Interest.................................................9
         1.10     Eligible Accounts.......................................12
         1.11     Eligible Inventory......................................12
         1.12     Fees....................................................12
         1.13     Cash Management Systems.................................12
         1.14     Receipt of Payments.....................................12
         1.15     Application and Allocation of Payments..................13
         1.16     Loan Account and Accounting.............................14
         1.17     Indemnity...............................................14
         1.18     Access..................................................15
         1.19     Taxes...................................................16
         1.20     Capital Adequacy and Other Adjustments..................16
         1.21     Amendment and Restatement...............................18

2.       CONDITIONS PRECEDENT.............................................18
         2.1      Conditions to Initial Loans, Advances
                  and Letter of Credit Obligations........................18
         2.2      Further Conditions to each Loan,
                  Advance and Letter of Credit Obligation.................19
         2.3      Further Conditions to Each
                  Capital Expenditure Advance.............................20

3.       REPRESENTATIONS AND WARRANTIES...................................22
         3.1      Corporate Existence; Compliance with Law................22
         3.2      Executive Offices.......................................22
         3.3      Corporate Power Authorization,
                  Enforceable Obligations.................................22
         3.4      Financial Statements and Projections....................23
         3.5      Collateral Reports......................................23
         3.6      Material Adverse Effect.................................23
         3.7      Ownership of Property; Liens............................23
         3.8      Restrictions; No Default................................24
         3.9      Labor Matters...........................................24
         3.10     Ventures, Subsidiaries and Affiliates;
                  Outstanding Stock and Indebtedness......................24
         3.11     Government Regulation...................................25
         3.12     Margin Regulations......................................25
         3.13     Taxes...................................................25
         3.14     ERISA...................................................26
         3.15     No Litigation...........................................27



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         3.16     Brokers.................................................27
         3.17     Employment Matters......................................27
         3.18     Patents, Trademarks, Copyrights and Licenses............28
         3.19     Full Disclosure.........................................28
         3.20     Hazardous Materials.....................................28
         3.21     Insurance Policies......................................29
         3.22     Deposit and Disbursement Accounts.......................29
         3.23     Government Contracts....................................29
         3.24     Customer and Trade Relations............................29
         3.25     Agreements and Other Documents..........................29
         3.26     Kansas Indebtedness.....................................29

4.       FINANCIAL STATEMENTS AND INFORMATION.............................30
         4.1      Reports and Notices.....................................30
         4.2      Communication with Accountants..........................30

5.       AFFIRMATIVE COVENANTS............................................30
         5.1      Maintenance of Existence and Conduct of Business........30
         5.2      Payment of Obligations..................................30
         5.3      Books and Records.......................................31
         5.4      Litigation..............................................31
         5.5      Insurance...............................................31
         5.6      Compliance with Laws....................................32
         5.7      Agreements..............................................32
         5.8      Supplemental Disclosure.................................32
         5.9      Employee Plans..........................................33
         5.10     Environmental Matters...................................33
         5.11     Landlords' Agreements, Bailee Letters
                  and Mortgagee Agreements................................33
         5.12     Leased Locations of Collateral..........................34
         5.13     Subsidiaries............................................34
         5.14     Maintenance of Equipment and Fixtures...................34
         5.15     Purchase Offers.........................................34
         5.16     Board of Directors......................................34
         5.17     ARTRA Tax Loss Carryforwards............................34

6.       NEGATIVE COVENANTS...............................................34
6.1      Mergers, Etc.....................................................35
         6.2      Investments; Loans and Advances.........................35
         6.3      Indebtedness............................................35
         6.4      Employee Loans and Transactions.........................35
         6.5      Capital Structure and Business..........................36
         6.6      Guaranteed Indebtedness.................................36
         6.7      Liens...................................................36
         6.8      Sale of Assets..........................................36
         6.9      Events of Default.......................................37




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

         6.10     ERISA...................................................37
         6.11     Financial Covenants.....................................37
         6.12     Hazardous Materials.....................................37
         6.13     SaleLeasebacks..........................................38
         6.14     Cancellation of Indebtedness............................38
         6.15     Restricted Payments.....................................38
         6.16     Leases..................................................38
         6.17     Composition.............................................38
         6.18     Accounting Changes......................................38
         6.19     Change of Corporate Name................................38
         6.20     Sale of Stock...........................................38
         6.21     Cash Management.........................................38
         6.22     No Impairment of Upstreaming............................39
         6.23     No Amendment............................................39
         6.24     No Change in Management.................................39
         6.25     Management Agreements...................................39
         6.26     Overriding Agreements...................................39

7.       TERM.............................................................39
         7.1      Termination.............................................39
         7.2      Survival of Obligations Upon Termination
                  of Financing Arrangements...............................39

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES...........................40
         8.1      Events of Default.......................................40
         8.2      Remedies................................................43
         8.3      Waivers by Borrower.....................................43

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT..............44
         9.1      Assignment and Participations...........................44
         9.2      Appointment of Agent....................................45
         9.3      Agent's Reliance, Etc...................................46
         9.4      GE Capital and Affiliates...............................47
         9.5      Lender Credit Decision..................................47
         9.6      Indemnification.........................................47
         9.7      Successor Agent.........................................48
         9.8      Setoff and Sharing of Payments..........................48
         9.9      Advances; Payments; NonFunding Lenders;
                  Information.............................................49

10.      MISCELLANEOUS....................................................51
         10.1     Successors and Assigns..................................51
         10.2     Complete Agreement; Modification of Agreement...........51
         10.3     Amendments and Waivers..................................51
         10.4     Fees and Expenses.......................................54
         10.5     No Waiver...............................................55
         10.6     Remedies................................................55





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         10.7     Severability............................................55
         10.8     Conflict of Terms.......................................55
         10.9     Authorized Signature....................................56
         10.10    GOVERNING LAW...........................................56
         10.11    Notices.................................................57
         10.12    Section Titles..........................................57
         10.13    Counterparts............................................57
         10.14    MUTUAL WAIVER OF JURY TRIAL.............................57
         10.15    Reinstatement...........................................58
         10.16    Advice of Counsel.......................................58
         10.17    Confidentiality.........................................58


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                    INDEX OF EXHIBITS, SCHEDULES AND ANNEXES

Exhibit A          -   Form of Notice of Revolving Credit Advance
Exhibit B          -   Form of Borrowing Base Certificate
Exhibit C          -   Form of Revolving Credit Note
Exhibit D          -   Form of Term Note
Exhibit E          -   Form of Notice of Capital Expenditure Advance
Exhibit F          -   Form of Capital Expenditure Advance
                       Compliance Certificate
Exhibit G          -   Form of Capital Expenditure Loan Note
Exhibit H          -   Form of Swing Line Note
Exhibit I          -   Form of Notice of Conversion/Continuation
Exhibit J          -   Form of Assignment Agreement

Schedule  3.2      -   Executive Offices
Schedule  3.7      -   Real Estate and Leases
Schedule  3.9      -   Labor Matters
Schedule  3.10     -   Ventures, Subsidiaries, Affiliates;
                       Outstanding Stock and Indebtedness
Schedule  3.13     -   Tax Matters
Schedule  3.14     -   ERISA Plans
Schedule  3.15     -   Litigation
Schedule  3.17     -   Employment Matters
Schedule  3.18     -   Intellectual Property
Schedule  3.20     -   Hazardous Materials
Schedule  3.21     -   Insurance Policies
Schedule  3.22     -   Deposit and Disbursement Accounts
Schedule  3.23     -   Government Contracts
Schedule  5.1      -   Trade Names
Schedule  6.3      -   Indebtedness
Schedule  6.4      -   Affiliate and Employee Loans, Transactions and Agreements
Schedule  10.8     -   Authorized Signatures

Annex A            -   Definitions
Annex B            -   Letters of Credit
Annex C            -   Cash Management Systems
Annex D            -   Schedule of Documents
Annex E            -   Responsible Individual
Annex F            -   Eligible Accounts
Annex G            -   Eligible Inventory
Annex H            -   Insurance Standards
Annex I            -   Financial Statements and Projections
Annex J            -   Collateral Reports
Annex K            -   Financial Covenants
Annex L            -   Notice Addresses
Annex M            -   Wire Transfer information
Annex N            -   Commitments

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                  This SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 27, 1998, is by and between BAGCRAFT CORPORATION OF AMERICA, a Delaware corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders.

                                    RECITALS

A. The parties hereto are parties to an Amended and Restated Credit Agreement dated as of December 30, 1996 (as heretofore amended, supplemented or otherwise modified, the "Prior Credit Agreement") pursuant to which Lenders provided to Borrower aggregate commitments of up to Fifty Million Five Hundred Thousand Dollars ($50,500,000), subject to the terms and conditions set forth therein.

B. The parties hereto desire to amend and restate the Prior Credit Agreement and the "Obligations" (as defined therein) to reflect continued aggregate commitments of up to Fifty Million Five Hundred Thousand Dollars ($50,500,000) provided by Lenders to Borrower, subject to the terms and conditions set forth herein.

C. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to them in Annex A. All Schedules, Exhibits, Annexes and other attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

              1.1 Revolving Credit Advances. Upon and subject to the terms and conditions hereof, each Lender agrees to make available, from time to time, until the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor, advances (each, a "Revolving Credit Advance") against Eligible Accounts and Eligible Inventory in an aggregate amount outstanding which, pursuant to Section 1.1(b), shall not at any given time exceed the lesser at such time of (i) the Maximum Revolving Credit Loan minus the sum of outstanding Letter of Credit Obligations, and (ii) an amount equal to the Borrowing Base minus the sum of outstanding Letter of Credit Obligations ("Borrowing Availability"), in each case less the Swing Line Loan outstanding at such time and such reserves as Agent may deem appropriate from time to time in its sole and absolute discretion. Until all amounts outstanding in respect of the Revolving Credit Loan shall become due and payable on the Commitment
Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the individual responsible for Borrower as identified on Annex E at the address specified thereon, given no later than (1) 11:30 a.m. (Chicago time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan and (2) 11:30


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a.m.  (Chicago  time) on the date  which is  three  Business  Days  prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") shall be substantially in the form of Exhibit A, specifying therein the requested date, the amount of such Revolving Credit Advance, and such other information as may be required by Agent and shall be given in writing (by telecopy, telex or cable) or by telephone confirmed immediately in writing. If Borrower desires to have the Revolving Credit Advance bear interest by reference to a LIBOR Rate, it must comply with Section 1.9(f). Agent shall be entitled to rely upon, and shall be fully protected under this Agreement in relying upon, any Notice of Revolving Credit Advance believed by Agent to be genuine and to assume that each Person executing and delivering the same was duly authorized unless the responsible individual, or a designee thereof, acting thereon for Agent shall have, at the time of reliance thereon, actual knowledge to the contrary.

              (b) Borrower shall execute and deliver to each Lender a note to evidence the Revolving Credit Loan, such note to be in the principal amount of the Revolving Loan Commitment of such Lender, dated the Closing Date and substantially in the form of Exhibit C (each, as executed and as it may be amended, restated, supplemented or otherwise modified from time to time, a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"). The Revolving Credit Notes shall represent the obligation of Borrower to pay the amount of the Maximum Revolving Credit Loan or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by Lenders to Borrower and all other Obligations with interest thereon as prescribed in Section 1.9. The date and amount of each Revolving Credit Advance and each payment of principal with respect thereto shall be recorded on the books and records of Agent, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Revolving Credit Loan shall be immediately due and payable on the Commitment Termination Date.

              1.2 Term Loans. (a) Upon and subject to the terms and conditions hereof, each Lender agrees to provide its Pro Rata Share of a term loan to Borrower on the Closing Date, in the amount of Twenty Million Dollars
($20,000,000) ("Term Loan A"). Amounts repaid under Term Loan A may not thereafter be reborrowed. Borrower shall pay the principal amount of Term Loan A in consecutive installments on the twentieth day of March, June, September and December of each year (each, a "Payment Date"), commencing March 20, 1998, as follows:

                           Payment Date              Installment Amount

                           Each of the four (4)             $300,000
                           Payment Dates occurring
                           from March 20, 1998
                           through December 20, 1998

                           Each of the four (4)             $450,000
                           Payment Dates occurring
                           from March 20, 1999
                           through December 20, 1999


                                        2

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                           Each of the four (4)             $1,375,000
                           Payment Dates occurring
                           from March 20, 2000
                           through December 20, 2000

                           Each of the four (4)             $1,375,000
                           Payment Dates occurring
                           from March 20, 2001
                           through December 20, 2001

                           Each of the four (4)             $1,500,000
                           Payment Dates occurring
                           from March 20, 2002
                           through December 20, 2002

Notwithstanding anything to the contrary contained herein or in the Term Loan A Notes, the then entire unpaid balance of Term Loan A shall be immediately due and payable upon the first to occur of the (i) Commitment Termination Date and
(ii) acceleration of the Revolving Credit Loan.

                  Borrower shall execute and deliver to each Lender a note to evidence Term Loan A, such note to be in a principal amount equal to the amount of Term Loan A provided by such Lender, dated the Closing Date and substantially in the form of Exhibit D (each, as executed and as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, a "Term Loan A Note" and, collectively, the "Term Loan A Notes"). The Term Loan A Notes shall represent the obligation of Borrower to pay the amount of Term Loan A and all other obligations with interest thereon as prescribed in Section 1.9. The date and amount of each payment of principal and interest on Term Loan A shall be recorded on the books and records of Agent, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded.

                  (b) Upon and subject to the terms and conditions hereof, each Lender agrees to provide its Pro Rata Share of a term loan to Borrower on the Closing Date, in the amount of Five Million Dollars ($5,000,000) ("Term Loan B"). Amounts repaid under Term Loan B may not thereafter be reborrowed. Borrower shall pay the principal amount of Term Loan B in consecutive installments on each Payment Date, commencing March 20, 1998, as follows:

                           Payment Date              Installment Amount

                           Each of the twenty (20)          $12,500
                           Payment  Dates
                           occurring from March 20, 1998
                           through  December 20, 2002

                           Each of the four (4)             $1,187,500
                           Payment Dates occurring
                           from March 20, 2003
                           through December 20, 2003



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Notwithstanding  anything to the contrary contained herein or in the Term Loan B
Notes, the then entire unpaid balance of Term Loan B shall be immediately due and payable upon the first to occur of the (i) Commitment Termination Date and
(ii) acceleration of the Revolving Credit Loan.

                  Borrower shall execute and deliver to each Lender a note to evidence Term Loan B, such note to be in a principal amount equal to the amount of Term Loan B provided by such Lender, dated the Closing Date and substantially in the form of Exhibit D (each, as executed and as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, a "Term Loan B Note" and, collectively, the "Term Loan B Notes"). The Term Loan B Notes shall represent the obligation of Borrower to pay the amount of Term Loan B and all other obligations with interest thereon as prescribed in Section 1.9. The date and amount of each payment of principal and interest on Term Loan B shall be recorded on the books and records of Agent, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded.

                  (c) Upon and subject to the terms and conditions hereof, each Lender agrees to provide its Pro Rata Share of a term loan to Borrower on the Closing Date, in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) ("Term Loan C"). Amounts repaid under Term Loan C may not thereafter be reborrowed. Borrower shall pay the principal amount of Term Loan C in consecutive installments on each Payment Date, commencing March 20, 1998, as follows:

                           Payment Date                     Installment Amount

                           Each of the twenty-four (24)          $18,750
                           Payment Dates
                           occurring  from March 20, 1998
                           through  December 20, 2003

                           Each of the four (4)                  $1,762,500
                           Payment Dates occurring
                           from March 20, 2004
                           through December 20, 2004

Notwithstanding anything to the contrary contained herein or in the Term Loan C Notes, the then entire unpaid balance of Term Loan C shall be immediately due and payable upon the first to occur of the (i) Commitment Termination Date and
(ii) acceleration of the Revolving Credit Loan.

                  Borrower shall execute and deliver to each Lender a note to evidence Term Loan C, such note to be in a principal amount equal to the amount of Term Loan C provided by such Lender, dated the Closing Date and substantially in the form of Exhibit D (each, as executed and as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, a "Term Loan C Note" and, collectively, the "Term Loan C Notes"). The Term Loan C Notes shall represent the obligation of Borrower to pay the amount of Term Loan C and all other obligations with interest thereon as prescribed in Section 1.9. The date and amount of each payment of principal and interest on Term Loan C shall be recorded on the books and records of Agent, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded.

                   1.3 Capital  Expenditure  Loan.  (a) Subject to the terms and conditions hereof, each Lender agrees to make available from time to time, until December 31, 1999, in connection with the financing of Capital Expenditures constituting the acquisition cost of Equipment, its Pro Rata Share of advances (each, a "Capital Expenditure Advance") under the Capital Expenditure Loan. The aggregate Capital Expenditure Advances incurred during the term of this Agreement shall not exceed the Capital Expenditure Loan Commitment. In addition, each Capital Expenditure Advance shall not exceed the lesser of (x) the Maximum Capital Expenditure Advance Amount or (y) Capital Expenditure Loan Availability as of the date of such Capital Expenditure Advance. Amounts from time to time borrowed under this Section 1.3(a) and repaid may not be reborrowed. Each Capital Expenditure Advance must be in a minimum amount of $500,000 and integral multiples of $500,000 in excess of such amount. Subject to the additional advance notice requirements set forth in Section 2.3, each Capital Expenditure Advance shall be made on notice by Borrower to the individual responsible for Borrower as identified on Annex E at the address specified thereon, given no later than (1) 11:30 a.m. (Chicago time) on the Business Day of the proposed Capital Expenditure Advance, in the case of an Index Rate Loan and (2) 11:30 a.m. (Chicago time) on the date which is two Business Days prior to the proposed Capital Expenditure Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Capital Expenditure Advance") shall be substantially in the form of Exhibit E, specifying therein the requested date, the amount of such Capital Expenditure Advance, and such other information as may be required by Agent and shall be given in writing (by telecopy, telex or cable) or by telephone confirmed immediately in writing. If Borrower desires to have the Capital Expenditure Advance bear interest by reference to a LIBOR Rate, it must comply with Section 1.9(f). Agent shall be entitled to rely upon, and shall be fully protected under this Agreement in relying upon, any Notice of Capital Expenditure Advance believed by Agent to be genuine and to assume that each Person executing and delivering the same was duly authorized unless the responsible individual, or a designee thereof, acting thereon for Agent shall have, at the time of reliance thereon, actual knowledge to the contrary.

                  (b) Borrower shall execute and deliver to each Lender a note to evidence the Capital Expenditure Loan, such note to be in the maximum principal amount of the Capital Expenditure Loan Commitment of such Lender, dated the Closing Date and substantially in the form of Exhibit G (each, as executed and as it may be amended, restated, supplemented or otherwise modified from time to time, a "Capital Expenditure Loan Note" and, collectively, the "Capital Expenditure Loan Notes"). The Capital Expenditure Loan Notes shall represent the obligation of Borrower to pay the amount of the Capital Expenditure Loan Commitment or, if less, the aggregate unpaid principal amount of the Capital Expenditure Loan made by Lenders to Borrower and all other Obligations with interest thereon as prescribed in Section 1.9. Borrower shall pay the principal amount of each Capital Expenditure Advance in equal installments on twelve (12) consecutive Payment Dates, commencing with the first Payment Date to occur after the making of such Capital Expenditure Advance. The date and amount of each Capital Expenditure Advance and each payment of principal with respect thereto shall be recorded on the books and records of Agent, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. Notwithstanding the foregoing, the entire unpaid balance of the Capital

Expenditure Loan shall be immediately due and payable on the Commitment Termination Date, if not sooner paid in full.

                   1.4 Swing Line Facility. (a) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (i) the Borrowing Base minus the sum of the Revolving Credit Loan and Letter of Credit Obligations outstanding at such time and reserves established by Agent in accordance with this Agreement and (ii) the Swing Line Commitment ("Swing Line Availability"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.4(a). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit advance delivered by Borrower to Agent in accordance with Section 1.1(a). Those notices must be given no later than 11:30 a.m. (Chicago time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

                  (b) Borrower shall execute and deliver to the Swing Line Lender a note to evidence the Swing Line Commitment, such note to be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit H (as executed and as it may be amended, restated, supplemented or otherwise modified from time to time, the "Swing Line Note"). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower with interest thereon as prescribed in Section 1.9. The date and amount of each Swing Line Advance and each payment of principal with respect thereto shall be recorded on the books and records of Agent, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Swing Line Loan shall be immediately due and payable on the Commitment Termination Date if not sooner paid in full.

                  (c) Refunding of Swing Line Loans. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, may on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) with a Revolving Loan Commitment (each, a "Revolving Lender") to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(g), 8.1(h) or 8.1(i) shall have occurred (in which event the procedures of Section 1.4(d) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 2:00 p.m. (Chicago time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such

Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

                  (d) Participation in Swing Line Loans. If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.4(c), one of the events described in Sections 8.1(g), 8.1(h) or 8.1(i) shall have occurred, then, subject to the provisions of Section 1.4(e), each Revolving Lender will, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

                  (e) Revolving Lenders' Obligations Unconditional. Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with Section 1.4(c) and to purchase participating interests in accordance with
Section 1.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.4(c) or 1.4(d), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

                   1.5 Letters of Credit. Subject to the terms and conditions of this Agreement, including Annex B, Borrower shall have the right to request, and each Lender agrees to incur or purchase participations in its Pro Rata Share of, Letter of Credit Obligations in accordance with Annex B.

                   1.6 Prepayment. In the event that the outstanding balance of the Revolving Credit Loan shall, at any time, exceed the lesser at such time of
(i) the Maximum Revolving Credit Loan minus the sum of Letter of Credit Obligations then outstanding and (ii) the Borrowing Base minus the sum of Letter of Credit Obligations then outstanding, in each case less the Swing Line Loan then outstanding and reserves established by Agent pursuant to this Agreement, Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess.

                   (b) Borrower shall have the right at any time on thirty (30) days' prior written notice to Agent to terminate and prepay the entire Revolving Credit Loan. Upon any such termination and prepayment, Borrower's right to receive Advances or request the incurrence of Letter of Credit Obligations shall simultaneously terminate and, notwithstanding anything to the contrary contained herein or the Notes, the entire outstanding balances of the Term Loans and the

Capital Expenditure Loan shall be immediately due and payable. Each such prepayment and termination shall be accompanied by the payment of all accrued and unpaid interest and all Fees and other remaining Obligations, including the Letter of Credit Obligations and the then outstanding balances of the Term Loans and the Capital Expenditure Loan. Any prepayment made pursuant hereto shall be accompanied by the payment of Fees in accordance with Section 1.12 and LIBOR funding breakage costs in accordance with Section 1.17(b).

                   (c) Borrower shall have the right at any time on thirty (30) days' prior written notice to Agent to voluntarily prepay all or any portion of any Term Loan or the Capital Expenditure Loan. Any prepayments of less than all of the outstanding balance of any Term Loan or the Capital Expenditure Loan shall be applied to the then remaining installments of such Loan in the inverse order of maturity until paid in full. Any prepayment made pursuant hereto shall be accompanied by the payment of Fees in accordance with Section 1.12 and LIBOR funding breakage costs in accordance with Section 1.17(b).

                   (d) Immediately upon receipt by Borrower of Net Proceeds of any Asset Disposition, Borrower shall apply all of such Net Proceeds in the order set forth in Section 1.15(a); provided, however, the foregoing shall not apply to an Asset Disposition to the extent the Net Proceeds thereof are (i) used to refund or fund Borrower's purchase within sixty (60) days prior to such Asset Disposition of capital assets for use in its business or (ii) used by Borrower within one-hundred eighty (180) days following such Asset Disposition to purchase capital assets for use in its business (and to the extent such Net Proceeds exceed the costs of any of the foregoing purchases, such excess Net Proceeds shall be governed by this Section 1.6(d)). Notwithstanding the preceding sentence, immediately upon Borrower's receipt of Net Proceeds to be utilized pursuant to the foregoing proviso, such Net Proceeds shall be applied to the outstanding principal amount of the Revolving Credit Loan (without permanent reduction of the Revolving Loan Commitment); provided, that if the purchases referred to in such proviso are not made by the expiration of the applicable time periods indicated therein, such Net Proceeds shall then be applied in the order set forth in Section 1.15(a). All sales or purchases of assets referred to herein (A) shall be subject to the provisions of Section 6.8 and (B) shall be, or shall have been, as the case may be, offered or sold to, or purchased from, a Person that is not an Affiliate of Borrower or any of its Subsidiaries on an arms' length basis.

                   (e) Immediately upon receipt by Borrower of the proceeds of any issuance of Stock or debt securities, Borrower shall apply all of such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith, in the order set forth in
Section 1.15(a).

                   (f) Within sixty (60) days following the end of each Fiscal Year, Borrower shall prepay the Loans in an amount equal to fifty percent (50%) of Excess Cash Flow for such Fiscal Year calculated on the basis of Borrower's financial statements for such Fiscal Year delivered to Agent pursuant to Section
4.1. All such prepayments from Excess Cash Flow shall be applied in the order set forth in Section 1.15(a). Concurrently with the making of any such payment, Borrower shall deliver to Agent a certificate of its chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

                   1.7 Single Loan. All Loans, Advances, Letter of Credit Obligations and other Obligations of Borrower under this Agreement and the other Loan Documents shall constitute one (1) obligation of Borrower secured, until repaid in full and Commitments therefor are terminated, by all of the Collateral.

                   1.8 Use of Proceeds. Borrower shall utilize the proceeds of all Revolving Credit Advances, Swing Line Advances and the Term Loans for the financing of ordinary working capital needs and Capital Expenditures to the extent permitted hereunder. Borrower shall utilize the proceeds of all Capital Expenditure Advances for the financing of Capital Expenditures to the extent permitted hereunder.

                   1.9 Interest. Borrower shall pay interest to Agent, for the ratable benefit of Lenders, in arrears (i) as to any Index Rate Loan, on the first day of each calendar month to occur while such Loan is outstanding, (ii) as to any LIBOR Loan, on the last day of the LIBOR Period applicable thereto,
(iii) on the Commitment Termination Date, and (iv) if any interest accrues or remains payable after the Commitment Termination Date, upon demand by Agent.

                   (b) If any interest or other payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                   (c) Borrower shall be obligated to pay interest to Agent, for the ratable benefit of Lenders, at a rate equal to (i) the Index Rate plus the applicable per annum rate (the "Index Margin") set forth in the following grid or (ii) at Borrower's election in accordance with Section 1.9(f), the applicable LIBOR Rate plus the applicable per annum rate (the "LIBOR Margin"; the Index Margin and LIBOR Margin, each a "Margin"), in each case based on the amounts outstanding from time to time under the applicable Loan.


                                           > 1.5
     Margin Ratio              < 1.5       but < 1.75     > 1.75
     ------------              -----       ----------     ------

Revolving Credit Loan
         LIBOR Margin          2.50            2.25        2.00
         Index Margin          0.00            0.00        0.00

Swing Line Loan
         LIBOR Margin          n.a.            n.a.        n.a.
         Index Margin          0.00            0.00        0.00

Term Loan A
         LIBOR Margin          3.00            2.75        2.50
         Index Margin          0.25            0.00        0.00

Term Loan B
         LIBOR Margin          3.50            3.50        3.50
         Index Margin          0.75            0.75        0.75

Term Loan C
         LIBOR Margin          3.75            3.75         3.75
         Index Margin          1.00            1.00         1.00

Capital Expenditure Loan
         LIBOR Margin           3.00           2.75         2.50
         Index Margin           0.25           0.00         0.00



Initially, the applicable Margin for each Loan shall be the highest rates set forth in the foregoing grid for such Loan. Thereafter, all determinations of each Margin will be based on the ratio of (1) EBITDA to (2) the sum of (A) Fixed Charges plus (B) the greater of (I) actual Capital Expenditures and (II) $2,500,000 (collectively, the "Margin Ratio"), all as determined for Borrower and its Subsidiaries on a consolidated basis as of the last day of each Fiscal Quarter for the trailing twelve (12) Fiscal Months then ended. All adjustments (up or down) in the Margins will be implemented prospectively on a quarterly basis, effective on the first day of the first Fiscal Quarter that occurs more than five (5) days after delivery of Borrower's quarterly Financial Statements for the preceding Fiscal Quarter to Lenders, commencing with Financial Statements delivered for the fourth Fiscal Quarter of 1997. Concurrently with the delivery of such Financial Statements, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the determination of each Margin. If a Default or an Event of Default shall have occurred or be continuing at the time, the applicable Margin for each Loan shall be the highest rate set forth in the foregoing grid for such Loan until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured. Thereafter, each Margin shall be as determined based on the foregoing grid.

                   (d) All computations of interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Index Rate applicable during each calendar month shall be determined on the last day of the preceding calendar month, and the interest rate applicable during each calendar month shall be calculated based on the Index Rate as in effect for that calendar month. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

                   (e) (i) So long as any Default or Event of Default not described in the following clause (ii) shall have occurred and be continuing, at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower and (ii) so long as any Event of Default specified in Section 8.1(g), (h) or (i) shall have occurred and be continuing, the interest rate applicable to the Loans and all other Obligations shall be increased by two percent (2%) per annum above the rates of interest otherwise applicable hereunder ("Default Rate").

                   (f) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advances or Capital Expenditure Loan Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.17(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period, in which case the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:30 a.m. (Chicago time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:30 a.m. (Chicago time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in Section 2.2 or 2.3, as applicable, shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit I.

                   (g) Notwithstanding anything to the contrary set forth in this Section 1.9, if, at any time until payment in full of all of the Obligations, any rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, such rate of interest payable hereunder shall be reduced to be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, from the making of such advances hereunder is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date, as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the applicable rate of interest provided in Section 1.9(c) or (e) of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 1.9 (g), shall make a final determination that a Lender has received interest hereunder or under any of the other Loan Documents in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order set forth in Section 1.15(a) and, thereafter, with respect to any excess, to Borrower or as a court of competent jurisdiction may otherwise order.

                   1.1 Eligible Accounts. Based on the most recent Schedule of Accounts delivered by Borrower to Agent and on other information available to Agent, Agent shall at its sole discretion determine which Accounts shall be deemed to be "Eligible Accounts" for purposes of determining the amounts, if any, to be advanced to Borrower under the Revolving Credit Loan. In determining whether a particular Account constitutes an Eligible Account, Agent shall not include any such Account which is excluded by the criteria set forth on Annex F.

                   1.11 Eligible Inventory. Based on the most recent Schedule of Inventory delivered by Borrower to Agent and on other information available to Agent, Agent shall in its sole discretion determine which Inventory shall be deemed to be "Eligible Inventory" for purposes of determining the amounts, if any, to be advanced to Borrower under the Revolving Credit Loan. In determining whether any particular Inventory constitutes Eligible Inventory, Agent shall not include Inventory which is excluded by the criteria set forth on Annex G.

                   1.12 Fees. Borrower shall pay to GE Capital, individually, the fees specified in that certain Fee Letter, dated as of the Closing Date (as from time to time amended, restated, supplemented or otherwise modified, the "GE Capital Fee Letter"), at the times specified for payment therein.

                   (b) As additional compensation for Lenders' costs and risks in making the Revolving Credit Loan available to Borrower, Borrower agrees to pay to Agent, for the ratable benefit of Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds (the "Non-use Fee") in an amount equal to three-eighths of one percent (.375%) per annum (calculated on the basis of a three hundred and sixty (360) day year and actual days elapsed) of the difference between the respective daily averages of (i) the Maximum Revolving Credit Loan (as it may be adjusted and in effect from time to time hereunder) and (ii) the amount of the Revolving Credit Loan plus the Swing Line Loan plus the Letter of Credit Obligations outstanding during the period for which the Non-Use Fee is due.

                   1.13 Cash Management Systems. Prior to the Closing Date, Borrower shall have established and will at all times maintain the cash management systems described on Annex C.

                   1.14 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 12:00 noon (Chicago time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. For purposes of computing interest and fees and determining the amount of funds available for borrowing pursuant to Section 1.1(a) and 1.3(a), (a) all payments (including cash sweeps) consisting of cash, wire or electronic transfers in immediately available funds shall be deemed received on the date of deposit thereof in the Collection Account and notice to Agent of such deposit, and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received one (1) Business Day after the date of receipt of good funds following deposit of any such payment in the Collection Account and notice to Agent of such deposit.

                   1.15 Application and Allocation of Payments. So long as no Default or Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Swing Line Loan and the Revolving Credit Loan, (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments, (iii) voluntary prepayments shall be applied as set forth in
Section 1.6(b) or 1.6(c), as applicable and (iv) mandatory prepayments shall be applied as set forth in Sections 1.6(d), 1.6(e) or 1.6(f), as applicable. As to each other payment, and as to all payments made when a Default or Event or Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations as Agent may deem advisable notwithstanding any previous entry by Agent upon the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, the same shall be applied in the following order: (1) to unpaid Fees and expenses; (2) to any interest due and not yet paid hereunder in respect of Term Loan A; (3) to any interest due and not yet paid hereunder in respect of the Capital Expenditure Loan; (4) to any interest due and not yet paid hereunder in respect of the Swing Line Loan; (5) to any interest due and not yet paid hereunder in respect of the Revolving Credit Loan; (6) to any interest due and not yet paid hereunder in respect of Term Loan B; (7) to any interest due and not yet paid hereunder in respect of Term Loan C; (8) to the then remaining installments of Term Loan A in the inverse order of maturity; (9) to the then remaining installments of the Capital Expenditure Loan in the inverse order of maturity (and thereupon the Capital Expenditure Loan Commitment shall be permanently reduced by the amount of such prepayment); (10) to the outstanding principal of the Swing Line Loan; (11) to the outstanding principal of the Revolving Credit Loan (and thereupon the Revolving Loan Commitment shall be permanently reduced by the amount of such prepayment); (12) to any Letter of Credit Obligations to provide cash collateral therefor, until fully cash collateralized, in the manner set forth in Annex B; (13) to the then remaining outstanding balance of Term Loan B; (14) to the then remaining outstanding balance of Term Loan C; and (xiii) to all other unpaid Obligations. Agent is authorized to, and, upon the expiration of the applicable time period, if any, set forth in Section 8.1, at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment of all Fees, expenses, Charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such Revolving Credit Advance would cause total Revolving Credit Advances and Swing Line Advances to exceed Borrowing Availability or the Maximum Revolving Credit Loan amount. At Agent's option and to the extent permitted by law, any advances so made shall be deemed Revolving Credit Advances constituting part of the Revolving Credit Loan hereunder.

                   1.16 Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances and payments made under Letter of Credit Obligations, all payments made by Borrower and all other appropriate debits and credits as provided in this Agreement with respect to the Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Borrower shall pay all Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

                  The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided, that, any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's obligations to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions under the Loans, setting forth the balance of the Loan Account. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within thirty
(30) days after the date any such accounting is rendered, shall notify Agent in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Agent's determination, based upon the facts available, of any item objected to by Borrower in such notice shall be presumptively correct, unless Borrower shall further object to such determination within a reasonable period of time thereafter.

                   1.17 Indemnity. Borrower shall indemnify and hold each of Agent, Lenders and their respective Affiliates, officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and costs; provided, that Borrower shall not be liable for any indemnification to such Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from such Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted. NEITHER AGENT, ANY LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                   (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this Section 1.17(b), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.17(b). This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.17(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

                   (c) Borrower hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or of Borrower's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents to influence Borrower's conduct with respect to the ownership, operation or management of any of its real property, including any of its Real Estate.

                   1.18 Access.  Borrower  shall (i) provide full access  during normal business hours, from time to time upon five (5) Business Days' prior notice, to Agent and any of its officers, employees and agents, as frequently as Agent determines, in its sole discretion, to be appropriate (unless a Default or Event of Default shall have occurred and be continuing or if access is necessary to protect or preserve the Collateral, as determined by Agent, in any of which events Agent and Lenders, and their respective officers, employees, designees, agents and representatives shall have access at any and all times and without any notice), to the properties, facilities, books, records, suppliers, customers, advisors and employees (including officers) of Borrower and its Subsidiaries, to the Collateral, to the accountants of Borrower and its Subsidiaries and to the work papers of such accountants. Without limiting the generality of the foregoing, Borrower shall permit Agent, and any of its officers, employees, agents and representatives, on two (2) separate occasions per annum (unless a Default or an Event of Default has occurred and is continuing or if access is necessary to protect or preserve the Collateral, as determined by Agent, then, in any of such cases, with respect to Agent and Lenders, at any and all times) determined by Agent in its sole discretion, to
(i) inspect, audit and make extracts from all of Borrower's and its Subsidiaries' records, files and books of account and (ii) inspect, review and evaluate the Accounts, Inventory at Borrower's and its Subsidiaries' locations and at premises not owned by or leased to Borrower or any Subsidiary of

Borrower. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrower. Borrower shall make available to Agent, its counsel and advisors, immediately upon Agent's request therefor, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which Agent may request. Borrower shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower. Borrower shall instruct its certified public accountants and its banking and other financial institutions to make available to Agent such information and records as Agent may request. Confidential information obtained by Agent and Lenders pursuant to this Section 1.18 shall be subject to Section 10.14.

                   1.19 Taxes. Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.19, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.19) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

                   (b) Borrower shall indemnify and pay, within ten (10) days of demand therefor, Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.19) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

                   (c) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent, at its address referred to in Section 10.10, the original or a certified copy of a receipt evidencing payment thereof.

                   1.20 Capital Adequacy and Other Adjustments.

                  (a) In the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), in each case adopted after the Closing Date, from any central bank or governmental agency or body having jurisdiction does or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction; provided, however, that, notwithstanding the foregoing, Borrower shall have no obligation to make any such payment in the event, if any, that such notice and demand was sent by such Lender more than ninety (90) days after it became aware of such law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (b) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Agent or Borrower from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption. If a Foreign Lender does not provide a Certificate of Exemption to Agent and Borrower within the time periods set forth above, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rate and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Agent and Borrower.

                  (c) In the event Borrower shall be required to pay any increased cost to any Lender pursuant to Section 1.20(a), Borrower shall be entitled, by so notifying Agent and such Lender within thirty (30) days after such Lender notifies Borrower of any such increased cost, to arrange for the substitution of a new lender for such Lender within sixty (60) days thereafter pursuant to the relevant provisions of Section 9.1, whereupon, upon the effectiveness of such substitution, all of such Lender's Pro Rata Share shall be assigned to such new lender; provided, however, that: (i) such Lender shall be entitled to withdraw its notice of increased costs within a period of thirty
(30) days from the date of Borrower's notice of substitution, whereupon Borrower shall no longer be entitled to substitute for such Lender as described above;
(ii) in no event shall Borrower be entitled to substitute for any Lender unless the net present value of the additional cost to Borrower (including closing costs) of such substitution is less than the net present value of the additional cost referred to in this Section 1.20 to Borrower of maintaining such Lender's Pro Rata Share; and (iii) in all events (other than those described in clause
(i) above), Borrower shall remain liable for the increased costs of such Lender for the period prior to the actual repayment of such Lender's Pro Rata Share.

                  (d) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, in each case, after the Closing Date, for any Lender to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5)
Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

                   1.21 Amendment and Restatement. (a) This Agreement amends and restates in its entirety the Prior Credit Agreement and, upon effectiveness of this Agreement, the terms and provisions of the Prior Credit Agreement shall, subject to this Section 1.21, be superseded hereby. All references to "Credit Agreement" contained in the Loan Documents delivered in connection with the Prior Credit Agreement shall be deemed to refer to this Agreement. Notwithstanding the amendment and restatement of the Prior Credit Agreement by this Agreement, the Obligations outstanding under the Prior Credit Agreement as of the Closing Date shall remain outstanding and constitute continuing Obligations hereunder and shall continue to be secured by the Collateral. Such outstanding Obligations and the Liens securing payment thereof shall in all respects be continuing, and this Agreement shall not be deemed to evidence or result in a novation or repayment and re- borrowing of such Obligations. In furtherance of and without limiting the foregoing, from and after the Closing Date and except as expressly specified herein, the terms, conditions, and covenants governing the Obligations outstanding under the Prior Credit Agreement shall be solely as set forth in this Agreement, which shall supersede the Prior Credit Agreement in its entirety.

                  (b) This is the final expression of a credit agreement among Borrower, Agent and Lenders. This Agreement cannot be contradicted by evidence of any prior oral credit agreement or of a contemporaneous oral credit agreement among Borrower, Agent and Lenders. Borrower and Agent affirm that they have no oral agreement or agreement by course of dealing with respect to the subject matter hereof.

2.       CONDITIONS PRECEDENT

                   2.1 Conditions to Initial Loans, Advances and Letter of Credit Obligations. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Agent and Lenders hereunder, Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and no Lender shall be obligated to make any Advance or Loan or incur any Letter of Credit Obligation, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in Agent's sole and reasonable discretion, or waived in writing by
Agent:

                   (a) This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agent and Lenders.

                   (b) Agent shall have received such guaranties, documents, instruments, agreements and amendments thereto and legal opinions as Agent shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all guaranties, documents, instruments, agreements and legal opinions listed in Annex D, each in form and substance satisfactory to Agent.

                   (c) Agent shall have received evidence satisfactory to it that Borrower has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, but not limited to, all requisite Governmental Authorities, to the terms, and to the execution and delivery, of this Agreement, the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

                   (d) Borrower shall have paid to GE Capital all Fees required to be paid at or prior to the Closing Date under the terms of the GE Capital Fee Letter.

                   (e) Since December 31, 1996, there shall have been: (i) no Material Adverse Effect on the business, operations, financial condition, prospects or projections of Borrower, the industries in which it operates, the Collateral, or any of its Subsidiaries; (ii) no litigation will have commenced which, if successful, could have any such Material Adverse Effect or could challenge any of the transactions contemplated by this Agreement and the other Loan Documents; (iii) except as expressly permitted in accordance with the Prior Credit Agreement, no dividends, distributions, payments, loans, contributions, fees or other transfers of cash, property or other assets to any stockholders or Affiliate of Borrower, including ARTRA or its employees, directors, officers or Affiliates; and (iv) no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

                   (f) Agent shall have completed its business and legal due diligence with respect to Borrower and its Subsidiaries and the legal and corporate structure thereof and the results of such due diligence shall be satisfactory to Agent, in its sole discretion.

                   (g) Agent shall have received such other documents as Agent or any Lender may reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents.

                   2.2 Further Conditions to each Loan, Advance and Letter of Credit Obligation. It shall be a further condition to the making of each Advance, the incurrence of each Letter of Credit Obligation and the continuance of each Term Loan that the following statements shall be true on the date of each such advance, incurrence or funding (or any conversion or continuation of any Loan into or as a LIBOR Loan), as the case may be:

                   (a) All of Borrower's representations and warranties contained herein or in any of the other Loan Documents shall be true and correct on and as of the Closing Date and the date on which each such Advance is made or such Letter of Credit Advance is incurred, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement.

                   (b) Borrower and each of its Subsidiaries shall be in compliance in all material respects with all of the covenants and other agreements contained herein or in any of the other Loan Documents.

                   (c) No event shall have occurred and be continuing, or would result from the making of any Advance, the incurrence of any Letter of Credit Obligation or the funding of any Term Loan, as the case may be, which constitutes or would constitute a Default or an Event of Default.

                   (d) After giving effect to such Revolving Credit Advance or Swing Line Advance or the incurrence of such Letter of Credit Obligation, as the case may be, the aggregate principal amount of the Revolving Credit Loan shall not exceed the maximum amount permitted by Section 1.6(a).

                   (e) After giving effect to such Capital Expenditure Advance, the aggregate principal amount of the Capital Expenditure Loan shall not exceed the maximum amount permitted by Section 1.3(a).

                   (f) After giving effect to such Swing Line Advance, the aggregate principal amount of the Swing Line Loan shall not exceed the maximum amount permitted by Section 1.4(a).

                   (g) Each of the conditions set forth in Section 2.1 shall continue to be satisfied as of such date.

The request and acceptance by Borrower of the proceeds of any Advance or any Term Loan, or the request by Borrower for the incurrence by Lenders of any Letter of Credit Obligation, or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

                   2.3 Further Conditions to Each Capital Expenditure Advance. It shall be a further condition to the initial and each subsequent Capital Expenditure Advance that each of the following conditions shall have been satisfied:

                   (a) Capital Expenditure Advance Compliance Certificate. At least five (5) Business Days prior to the funding of any such Capital Expenditure Advance, Borrower shall deliver to Agent a Capital Expenditure Advance Compliance Certificate, fully executed by the chief financial officer or chief executive officer of Borrower. Such Certificate must be in the form of Exhibit F and must describe the nature and amount of Equipment proposed to be acquired in connection with a Capital Expenditure Advance and certify that (i) the proceeds of such Capital

Expenditure Advance shall be used solely to fund Capital Expenditures constituting the Hard Costs of such Equipment, (ii) the aggregate amount of such Capital Expenditure Advance does not exceed the lesser of (x) the Maximum Capital Expenditure Advance Amount or (y) Capital Expenditure Loan Availability as of such date, (iii) after giving effect to such Capital Expenditure Advance, the aggregate principal amount of the Capital Expenditure Advances made during the term of this Agreement shall not exceed the Capital Expenditure Loan Commitment and (iv) such Equipment can and shall be used by Borrower in the ordinary course of its business consistent with past practices.

     (b) Additional Requirements. Concurrently with the delivery of each Capital Expenditure Advance Compliance Certificate (or, in the case of clause (iv) below, promptly upon receipt by Borrower), Borrower shall deliver to
Agent:

                   (i) to the extent necessary or requested by Agent, evidence of the proper filing in all required filing offices of duly executed Code financing statements or amendments to existing financing statements with respect to the Equipment acquired with the proceeds of such Advance (and termination or partial release statements, as required to terminate or release any Liens on such Equipment at the time of the acquisition thereof by Borrower), and such other documents, instruments and agreements as Agent may request, including duly endorsed certificates of title for all titled Equipment, all in form satisfactory to Agent and perfecting first priority security interests of Agent on behalf of Lenders in such Equipment.

                  (ii) if requested by Agent, copies of policies of insurance and loss payable endorsements in form and substance satisfactory to Agent regarding the Equipment acquired with the proceeds of such Capital Expenditure Advance, duly executed, and evidence of the payment of the premiums therefor;

                  (iii) duly executed originals of a letter of direction from Borrower addressed to Agent with respect to the disbursement on the applicable funding date of the proceeds of such Capital Expenditure Advance, which disbursement shall be made by Agent directly to the seller of the Equipment;

                  (iv) stamped invoices, delivery and acceptance certificates and other documentary evidence satisfactory to Agent evidencing the acceptance and purchase of the applicable Equipment by Borrower; and

                  (v) such other documents as Agent or any Lender may reasonably request in connection with such Capital Expenditure Advance.

The request and acceptance by Borrower of the proceeds of any Capital Expenditure Advance shall be deemed to constitute, as of the date of such request, (i) a representation and warranty by Borrower that the conditions in this Section 2.3 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

         REPRESENTATIONS AND WARRANTIES

                  To induce Lenders to make the Loans and Advances and to incur the Letter of Credit Obligations, Borrower makes the following representations and warranties to Agent and each Lender, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement, and shall survive the execution and delivery of this Agreement:

                   3.1 Corporate Existence; Compliance with Law. Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has been duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, where failure to so qualify could have a Material Adverse Effect; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, where failure to do so could have a Material Adverse Effect; (iv) is in compliance with its certificate or articles of incorporation and by-laws; and
(v) is in compliance with all applicable provisions of law, where failure to so comply could have a Material Adverse Effect.

                   3.2 Executive Offices. The current location of Borrower's executive office and principal place of business is set forth on Schedule 3.2 and, except as set forth on Schedule 3.2, none of such locations have changed within the past six (6) months.

                   3.3 Corporate Power Authorization, Enforceable Obligations. The execution, delivery and performance by Borrower of the Loan Documents and all instruments and documents to be delivered by Borrower, to the extent it is a party thereto, hereunder and thereunder and the creation of all Liens provided for herein and therein: (i) are within Borrower's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) are not in contravention of any provision of Borrower's certificate or articles or incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, including, without limitation, the Kansas Loan documents;
(vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of Agent, on behalf of itself and Lender, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(d), all of which will have been duly obtained, made or complied with prior to the Closing Date. At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of Borrower and each shall then constitute a legal, valid and binding obligation of Borrower, to the extent it is a party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity.

                   3.4 Financial Statements and Projections. Borrower has delivered to Agent the Financial Statements and Projections most recently required to be delivered to Agent as of the Closing Date pursuant to the Prior Credit Agreement.

                   3.5 Collateral Reports. Borrower has delivered to Agent all Collateral Reports most recently required to be delivered to Agent as of the Closing Date pursuant to the Prior Credit Agreement.

                   3.6 Material Adverse Effect.  Neither Borrower nor any of its
Subsidiaries, as of December 31, 1996, had any obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the audited Financial
Statements of Borrower and its Subsidiaries as of such date and which could, alone or in the aggregate, have or result in a Material Adverse Effect. There has been no material adverse change in the business, assets, operations, prospects, projections or financial or other condition of Borrower or any of its Subsidiaries since December 31, 1996. Except as expressly permitted under the Prior Credit Agreement prior to the Closing Date or under this Agreement (a) no dividends, advances or other distributions have been declared, paid or made upon any Stock of Borrower or any of its Subsidiaries and (b) no shares of Stock of Borrower have been, or are required to be, redeemed, retired, purchased or otherwise acquired for value.

                   3.7  Ownership  of  Property;  Liens.  Except as described on
Schedule 3.7, the real estate listed on Schedule 3.7 constitutes all of the real property owned, leased, or used in its business by Borrower or its Subsidiaries. Borrower and each of its Subsidiaries own good and marketable fee simple title to: (i) all of its Real Estate, subject to no Liens other than Permitted Encumbrances, and has valid and marketable leasehold interests in all of its Leases (both as lessor and lessee, sublessee or assignee), all as described on
Schedule 3.7, and (ii) good and marketable title to, or valid leasehold interests in, all of its other properties and assets, and none of the properties and assets of Borrower or any of its Subsidiaries are subject to any Liens, except Permitted Encumbrances; and Borrower or such Subsidiary has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to perfect and, in all material respects, establish and protect, Borrower's or such Subsidiary's right, title and interest in and to all such real estate and other assets or property. Neither Borrower, any of its Subsidiaries nor any other party to any such Lease described on Schedule 3.7 is in any material default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Lease. Except as described on Schedule 3.7, (i) neither Borrower nor any of its Subsidiaries owns or holds or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by Borrower or such Subsidiary; and (ii) no portion of any real property owned or leased by Borrower or any of its Subsidiaries has suffered any material damage by fire or other casualty loss or a Release which has not heretofore been completely repaired and restored to its original condition or is being remedied. To the best of Borrower's knowledge after good faith and diligent investigation, except as disclosed on Schedule 3.20 as required pursuant to Section 3.20, all permits, including environmental air and waste permits, required to have been issued or appropriate to enable the real property owned or leased by Borrower or such Subsidiary to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the Closing Date, in full force and effect.

                   3.8 Restrictions; No Default. No contract, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound or affected and no provision of applicable law or governmental regulation has or results in a Material Adverse Effect, or could have or result in a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is in default, and to Borrower's or such Subsidiary's knowledge no third party is in default, under or with respect to any contract, agreement, lease or other instrument to which it is a party. No Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by the Loan Documents.

                   3.9 Labor Matters. There are no strikes or other labor disputes against Borrower or any of its Subsidiaries that are pending or threatened. Hours worked by and payment made to employees of Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters. All payments due from Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower. Except as set forth on Schedule 3.9, neither Borrower nor any of its Subsidiaries has any obligation under any collective bargaining agreement or any employment agreement. There is no organizing activity involving Borrower or any of its Subsidiaries pending or threatened by any labor union or group of employees. Except as set forth on Schedule 3.9, there are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower or any of its Subsidiaries has made a pending demand for recognition. There are no complaints or charges against Borrower or any of its Subsidiaries pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries is a contractor or subcontractor and, except as set forth on Schedule 3.9, neither Borrower nor any Subsidiary has a legal obligation to engage in affirmative action.

                   3.10 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth on Schedule 3.10, (i) Borrower has no subsidiaries, is not engaged in any joint venture or partnership with any other Person, and or an Affiliate of any other Person, (ii) there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Person may be required to issue or sell any Stock or other equity security of Borrower, and there are no outstanding stock appreciation rights or similar arrangements, and (iii) Borrower is the sole direct or indirect beneficial owner of all of the outstanding capital stock of its Subsidiaries. All of the issued and outstanding Stock of Borrower is owned, and all of the stock appreciation rights and similar arrangements granted by Borrower are held, by each of the Persons named on Schedule 3.10. Except as set forth on Schedule 3.10, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Person may be required to issue or sell any Stock or other equity security of any Subsidiary of Borrower, and there are no outstanding stock appreciation rights or similar arrangements. As of the Closing Date, all outstanding Indebtedness and all Liens of Borrower and its Subsidiaries are described in
Section 6.3 (including Schedule 6.3) and 6.7, respectively.

                   3.11 Government Regulation. Neither Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder, and the making of the Advances and Loans, and the incurrence of Letter of Credit Obligations, in each case by Lenders, the application of the proceeds and repayment thereof by Borrower or such Subsidiary and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

                   3.12 Margin Regulations. Neither Borrower nor any of its Subsidiaries is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" within the respective meanings of each of the quoted terms under Regulation U or G of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as now and from time to time hereafter in effect. Neither Borrower nor any of its Subsidiaries owns any "margin security", as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve Board, and none of the proceeds of any Loan, Advance or Letter of Credit will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. Neither Borrower nor any of its Subsidiaries will take or permit any agent acting on its behalf to take any action which might cause this Agreement or any other Loan Document or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

                   3.13 Taxes. All federal, state, local and foreign tax returns, reports and statements, including, but not limited to, information returns (Form 1120-S) required to be filed by Borrower or any of its Subsidiaries, have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid; provided, that, Borrower may in good faith contest, by proper legal action or proceedings, the validity or amount of any such Charges or claims, so long as, at the time of commencement of any such action or proceeding, and during the pendency thereof (i) adequate reserves with respect thereto are maintained on the books of Borrower, in accordance with GAAP, (ii) such contest operates to suspend collection of such

Charges or claims and such contest is maintained and prosecuted continuously and with diligence, and (iii) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect. Borrower and each of its Subsidiaries has paid when due and payable all Charges required to be paid by it. Proper and accurate amounts have been withheld by Borrower and its Subsidiaries from its respective employees for all periods in full compliance in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 3.13 sets forth those taxable years for which Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Schedule 3.13, neither Borrower nor any of its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither Borrower nor any of its Subsidiaries has filed a consent pursuant to IRC Section 341(f) or agreed to have IRC Section 341(f) (2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by Borrower or any of its Subsidiaries is property which Borrower or such Subsidiary is required to treat as being owned by any other Person pursuant to the provisions of IRC Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of the IRC Section 168 (h). Neither Borrower nor any of its Subsidiaries has agreed or been requested to make any adjustment under IRC
Section 481(a) by reason of a change in accounting method or otherwise. Neither Borrower nor any of its Subsidiaries have any obligation under any written tax sharing agreement, except, subject to Section 6.15, the Tax Sharing Agreement.

                   3.14 ERISA. Neither Borrower nor any of its Subsidiaries has now, or has ever had, any Pension Plans and neither Borrower nor any of its Subsidiaries has any liabilities with respect to any Pension Plans. Schedule
3.14 lists all Plans maintained or contributed to by Borrower or any of its Subsidiaries and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to the best knowledge of Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA which are true and correct as of the date filed, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan. With respect to any Qualified Plan, neither Borrower, any of its Subsidiaries nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. With respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed Fifty Thousand Dollars ($50,000), and copies of such latest projections have been provided to Agent. Neither Borrower nor any of its

Subsidiaries has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan, which would subject Borrower or such Subsidiary (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the IRC or any other material liability.

                   (b) Except as set forth on Schedule 3.14: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) No ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower or any of its Subsidiaries, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan; (iv) neither Borrower, any of its Subsidiaries, nor any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years neither Borrower, any of its Subsidiaries, nor any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) Borrower, each of its Subsidiaries and each ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder except where the failure to comply could not have or result in any Material Adverse Effect; and (vii) no liability under any Plan has been funded, nor has such obligation been satisfied, with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

                   3.15 No Litigation. Except as set forth on Schedule 3.15, no action, claim or proceeding is now pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened against Borrower or such Subsidiary, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators,
(i) which challenges Borrower's or such Subsidiary's right, power or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder, or (ii) which if determined adversely, could have or result in a Material Adverse Effect, nor to the best knowledge of Borrower or such Subsidiary does a state of facts exist which is reasonably likely to give rise to such proceedings.

                   3.16 Brokers. No broker or finder acting on behalf of Borrower or any of its Subsidiaries brought about the obtaining, making or closing of the loans made pursuant to this Agreement or the transactions contemplated by the Loan Documents and neither Borrower nor any of its Subsidiaries has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

                   3.17 Employment Matters. Except as set forth on Schedule 3.17, there are no (i) employment, consulting or management agreements covering management of Borrower or any of its Subsidiaries, or (ii) collective bargaining agreements or other labor agreements covering any employees of Borrower or any of its Subsidiaries. Except as furnished pursuant to the Prior Credit Agreement, a true and complete copy of each such agreement has been furnished to Agent as of the Closing Date.

                   3.18 Patents, Trademarks, Copyrights and Licenses. Except as otherwise set forth on Schedule 3.18, Borrower and each of its Subsidiaries owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it, each of which is listed, together with Copyright Office or Patent and Trademark Office application or registration numbers, where applicable, on Schedule 3.18. Schedule 3.18 lists all tradenames or other names under which Borrower and each of its Subsidiaries conducts business. Borrower and each of its Subsidiaries conducts (or has within the past six (6) years conducted) its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. There is no infringement or claim of infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Borrower or any of its Subsidiaries.

                   3.19 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, the Projections, the Financial Statements, the Collateral Reports or any written statement furnished by or on behalf of Borrower or any of its Subsidiaries pursuant to the terms of this Agreement, which has previously been, or is currently being, delivered to Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents are fully perfected first priority Liens in and to the Collateral described therein and the Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Mortgages are fully perfected first priority Liens in and to the Mortgaged Property described therein, subject only to Permitted Encumbrances then existing. Since December 31, 1996, no event has occurred and is continuing which has had or could have or result in a Material Adverse Effect.

                   3.20 Hazardous Materials. Except as set forth on Schedule 3.20, the Real Property is free of contamination from any Hazardous Material. In addition, Schedule 3.20 discloses potential material environmental liabilities of Borrower or any of its Subsidiaries of which any of them have knowledge (i) related to noncompliance with the Environmental Laws, or (ii) associated with the Real Estate. Neither Borrower nor any of its Subsidiaries has caused or suffered to occur any Release with respect to any Hazardous Material at, under, above or within any real property which it owns or leases. Neither Borrower nor any of its Subsidiaries is involved in operations which could lead to the imposition of any liability or Lien on it, or any owner of any premises which it occupies, under any Environmental Law, and neither Borrower nor any of its Subsidiaries has permitted any tenant or occupant of such premises to engage in any such activity. Borrower has provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities and Costs, in each case relating to Borrower and each of its Subsidiaries.

                   3.21 Insurance Policies. Schedule 3.21 lists all insurance of any nature maintained for current occurrences by Borrower and its Subsidiaries, as well as a summary of the terms of such insurance. Borrower covenants that such Insurance complies with and shall at all times comply with the standards set forth on Annex H.

                   3.22 Deposit and Disbursement Accounts. Schedule 3.22 lists all banks and other financial institutions at which Borrower or its Subsidiaries maintains deposits and/or other accounts, including any disbursement accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

                   3.23 Government Contracts. Except as set forth on Schedule 3.23, neither Borrower nor any of its Subsidiaries is a party to any contract or agreement with the federal government and none of the Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) relative to the assignment of such Accounts.

                   3.24 Customer and Trade Relations. There exists no actual or threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of Borrower or any of its Subsidiaries with any customer or group of customers whose purchases individually or in the aggregate are material to the operations of Borrower, such Subsidiary, or Borrower and its Subsidiaries taken as a whole; or the business relationship of Borrower or any of its Subsidiaries with any supplier material to the operations of Borrower, such Subsidiary, or Borrower and its Subsidiaries taken as a whole.

                   3.25 Agreements and Other Documents. As of the Closing Date, Borrower has provided (except as provided under the Prior Credit Agreement) to Agent, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which Borrower or any of its Subsidiaries is subject: each Plan; supply agreements not terminable by Borrower or such Subsidiary, as appropriate, within sixty (60) days following written notice issued by Borrower or such Subsidiary; purchase agreements not terminable by Borrower or such Subsidiary, as appropriate, within sixty (60) days following written notice issued by Borrower or such Subsidiary; leases of real property; any lease of equipment having a remaining term of one (1) year or longer and requiring aggregate rental and other payments in excess of Fifty Thousand Dollars ($50,000) per annum; licenses and permits necessary for the conduct of Borrower's or such Subsidiary's businesses; employment, consulting, severance, "golden parachute" and other similar agreements with any officer of Borrower or such Subsidiary; instruments or documents evidencing Indebtedness of Borrower or such Subsidiary and any security interest granted by Borrower or such Subsidiary with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of Borrower or such Subsidiary.

                   3.26 Kansas Indebtedness. No default or event of default has occurred and is continuing under the Kansas Loan Documents or will result thereunder from the consummation of the transactions contemplated by the Loan Documents.


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



         FINANCIAL STATEMENTS AND INFORMATION

                   4.1 Reports and Notices. Borrower covenants and agrees that from and after the Closing Date and until the Commitment Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices and Projections at the times, to the Persons and in the manner set forth on Annex I.

                   (b) Borrower covenants and agrees that from and after the Closing Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports at the times, to the Persons and in the manner set forth on Annex J.

                   4.2 Communication with Accountants. Borrower authorizes Agent to communicate directly with its independent certified public accountants and tax advisors, including Coopers & Lybrand, and authorizes those accountants and advisors to disclose to Agent any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Borrower or any of its Subsidiaries. To permit Borrower's attendance thereat, Agent shall provide one (1) day's prior notice to Borrower of any such communications between Agent and the foregoing persons.



  5.     AFFIRMATIVE COVENANTS

                  Borrower   covenants  and  agrees  that,  unless  Agent  shall
otherwise consent in writing, from and after the Closing Date and until the Commitment Termination Date:

                   5.1 Maintenance of Existence and Conduct of Business. Borrower shall, and shall cause each of its Subsidiaries to: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its copyrights, patents, trademarks, trade names and all other intellectual property and rights as licensee or licensor thereof in use or useful in the conduct of its business, preserve all the remainder of its property, in use or useful in the conduct of its business and keep each of the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and transact business only in such names as are set forth on Schedule 5.1.

                   5.2 Payment of Obligations. Borrower shall: (i) pay and discharge or cause to be paid and discharged all Obligations; and (ii) prior to an Event of Default, pay and discharge, or cause to be paid and discharged, its Indebtedness other than the Obligations at the time such amounts are due and payable, and, subject to Section 5.2(b), pay and discharge or cause to be paid and discharged promptly all (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become in default.

                   (b) Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Charges described in Section 5.2 (a)
(ii); provided, that (i) adequate reserves with respect to such contest are maintained on the books of Borrower, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges other than Permitted Encumbrances and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) Borrower shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower or the conditions set forth in this Section 5.2(b) are no longer met, and (v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

                   5.3 Books and Records. Borrower shall keep adequate records and books of account with respect to Borrower's and each of its Subsidiaries' business activities, in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements referred to in Section 3.4.

                   5.4 Litigation. Borrower shall notify Agent in writing, promptly upon learning thereof, of any litigation commenced or threatened against Borrower or any of its Subsidiaries, and of the institution against it of any suit or administrative proceeding that may involve an amount in excess of One Hundred Thousand Dollars ($100,000) or seeks injunctive relief or could have or result in a Material Adverse Effect if adversely determined.

                   5.5 Insurance. Borrower shall maintain the policies of insurance described on Schedule 3.21 in form and with insurers recognized as adequate by Agent. Except to the extent permitted under Section 6.15, Borrower shall maintain such policies at its sole cost and expense. Such policies shall be in such amounts as are set forth on Schedule 3.21 and, in no event, less than the amounts maintained on the Closing Date, except for appropriate changes in such amounts resulting from acquisitions or dispositions made in accordance with this Agreement. Borrower shall notify Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. Except as otherwise specified on Schedule 3.21, Borrower hereby directs all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Agent, on behalf of itself and Lenders. Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful agent and attorney-in-fact for the purpose, upon the occurrence and during the continuance of a Default or an Event of Default, of making, settling and adjusting claims under the "All Risk" policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such "All Risk" policies of insurance, and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Unless a Default or an Event of Default shall have occurred and be continuing, at Borrower's request, Agent shall release casualty insurance proceeds to Borrower necessary to pay for the repair, replacement or reconstruction of the assets subject to such casualty, provided that Agent reasonably believes that, in the event that the reasonably anticipated costs of such repair, replacement or reconstruction will exceed the amount of such insurance proceeds, Borrower is and will be able to meet such additional cost. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent, without waiving or releasing any Obligations or Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems advisable. All sums so disbursed, including attorneys, fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral, provided, that, if and to the extent Borrower fails to promptly pay any of such sums upon demand therefor, Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment thereof.

                   (b) Agent reserves the right at any time, upon review of Borrower's risk profile, to require additional forms and limits of insurance to, in Agent's sole opinion, adequately protect both Agent and Lenders' interests in all or any portion of the Collateral and to ensure that Borrower and each of its Subsidiaries is protected by insurance in amounts and with coverage customary for businesses engaged in their businesses. Upon the occurrence and during the continuance of any Default or Event of Default, Agent reserves the right at any time, upon review of Borrower's and/or any of its Subsidiaries' risk profile, to require additional forms and limits of insurance to, in Agent's sole opinion, adequately protect Agent's and Lenders' interests, including, but not limited to, their interests in the Collateral. Borrower shall, if so requested by Agent, deliver to Agent, from time to time upon request of Agent, a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

                   (c) On the Closing Date and from time to time thereafter, as requested by Agent, Borrower shall deliver to Agent endorsements to all (i) "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured.

                   5.6 Compliance with Laws. Borrower and each of its Subsidiaries shall comply in all material respects with all federal, state and local laws, regulations, orders and agreements (including conciliation agreements) applicable to it, including those relating to licensing, environmental, consumer credit, truth-in-lending, ERISA and labor matters.

                   5.7 Agreements. Borrower and each of its Subsidiaries shall perform in all material respects, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including any lease or customer contracts to which it is a party. Borrower or any of its Subsidiaries may terminate or modify any provision of any agreement to which it is a party, so long as such termination or modification could not have or result in a Material Adverse Effect.

                   5.8 Supplemental Disclosure. On the request of Agent (in the event that such information is not otherwise delivered by Borrower to Agent pursuant to this Agreement), so long as there are Obligations outstanding hereunder, and with reasonable frequency (unless a Default or an Event of Default has occurred and is continuing, then, in such case, as frequently as requested

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



by Agent), Borrower will supplement each schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby; provided, however, that such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Agent and Requisite Lenders, and no such supplements, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver of any Default or Event of Default disclosed therein.

                   5.9 Employee Plans. Borrower shall notify Agent of (i) any and all claims, actions, or lawsuits asserted or instituted, and of any threatened litigation or claims, against Borrower, any of its Subsidiaries, or against any ERISA Affiliate in connection with any Plan or Qualified Plan or/and against any such Plan itself, or against any fiduciary of or service provided to any such Plan and (ii) the occurrence of any Reportable Event with respect to any Pension Plan.

                   5.10 Environmental Matters. Borrower shall, and shall cause all of its Subsidiaries to, (i) comply in all respects with the Environmental Laws applicable to it, (ii) notify Agent promptly after Borrower or such Subsidiary becomes aware of any Release upon any premises owned or occupied by it, and (iii) promptly forward to Agent a copy of any order, notice, permit, application, or any communication or report received by Borrower or such Subsidiary in connection with any such Release or any other matter relating to the Environmental Laws that may affect such premises or Borrower or such Subsidiary. The provisions of this Section 5.10 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state, local or foreign environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

                   5.11 Landlords' Agreements, Bailee Letters and Mortgagee Agreements. Borrower shall have obtained as of the Closing Date a landlord's agreement in form and substance acceptable to Agent from the lessor of each leased premise currently being used by Borrower or any of its Subsidiaries and shall obtain such an agreement from the lessor of each premise leased after the Closing Date, in each case where Collateral is currently or may be located. Borrower shall have obtained as of the Closing Date a bailee letter in form and substance acceptable to Agent with respect to any warehouse currently being used by Borrower or any of its Subsidiaries and shall obtain such a letter with respect to each warehouse established after the Closing Date, in each case where Collateral is currently or may be located. Borrower shall have obtained as of the Closing Date a mortgagee's agreement in form and substance acceptable to Agent from the mortgagee of each owned property currently being used by Borrower or any of its Subsidiaries and shall obtain such an agreement from the mortgagee of each property mortgaged after the Closing Date, in each case where Collateral is currently or may be located. No real property shall be leased, established as a warehouse or acquired by Borrower or any of its Subsidiaries after the Closing Date, unless and until a landlord agreement, bailee letter or mortgagee agreement, as appropriate, shall first have been obtained in form and substance acceptable to Agent with respect to such location.

                   5.12 Leased Locations of Collateral. Borrower shall timely and fully pay and perform in all material respects its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. Borrower shall promptly deliver to Agent copies of (a) any and all default notices received under or with respect to any such leased location or public warehouse and (b) any and all other notices received under or with respect to any such lease or other agreement. Upon Agent's request, Borrower shall promptly deliver to Agent copies of (i) all invoices received by Borrower for the payment of rent or other obligations with respect to any such leased location or warehouse and (ii) all cancelled checks evidencing payment of such rent and other obligations.

                   5.13 Subsidiaries. Prior to forming any Subsidiary, Borrower shall provide not less than thirty (30) days prior written notice to Agent, receive the prior written consent of Agent, (c) enter into a pledge agreement with Agent, for the benefit of Agent and Lenders, pledging the capital stock of such Subsidiary as additional security for the Obligations and (d) cause such Subsidiary to enter into a guaranty, security agreement and all other mortgages, deeds of trust and other documents, instruments and agreements as Agent may request with Agent, for the benefit of Agent and Lenders, securing all of the assets of such Subsidiary as additional security for the Obligations.

                   5.14 Maintenance of Equipment and Fixtures. Borrower shall keep and maintain its Equipment and Fixtures in good operating condition sufficient for the continuation of Borrower's business conducted on a basis consistent with past practices, and Borrower shall provide or arrange for all maintenance and service and all repairs necessary for such purpose.

                   5.15 Purchase Offers. Promptly upon Borrower's receipt of any offer by any Person to acquire all or substantially all of Borrower's capital stock or assets, prior to execution or delivery of any document in response to such offer Borrower shall deliver a copy of such offer, together with all supporting documentation received by Borrower with respect thereto, to Agent for its review. Confidential information received by Agent and Lenders from Borrower pursuant to this Section 5.15 shall be subject to Section 10.14.

                   5.16 Board of Directors. Immediately upon any change in the composition of Borrower's board of directors, Borrower shall notify Agent of the same.

                   5.17 ARTRA Tax Loss Carryforwards. Borrower shall cause ARTRA to offset tax loss carryforwards available to ARTRA ("Carryforwards") against all potential tax liabilities (including Borrower's obligations under the Tax Sharing Agreement (the "Tax Sharing Obligations")) attributable to Borrower's change of its Inventory accounting from a last-in first-out method to a first-in first-out method (the "Conversion") and, pursuant thereto, Borrower may permit ARTRA to offset up to $1,820,000 of Carryforwards so applied to the Tax Sharing Obligations against the outstanding balance of all intercompany accounts owing from ARTRA to Borrower on the date of the Conversion as indicated on Borrower's financial statements prepared pursuant to this Agreement.

         NEGATIVE COVENANTS

                  Borrower  covenants  and agrees that,  without  Agent's  prior
written  consent,   from  and  after  the  Closing  Date  until  the  Commitment
Termination Date:

                   6.1 Mergers, Etc. Borrower shall not, nor shall Borrower permit any of its Subsidiaries to, directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or, except as otherwise permitted by Section 5.13, form any Subsidiary.

                   6.2 Investments; Loans and Advances. Except as otherwise permitted by Sections 6.3 or 6.4, or by the Security Agreement, Borrower shall not, nor shall Borrower permit any of its Subsidiaries to, make any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect lending of money, holding of securities or otherwise; provided that not more than (a) $12,500,000 of intercompany demand loans advanced by Borrower to ARTRA prior to the Closing Date (which shall not increase but rather amortize in accordance with the terms thereof) may remain outstanding until the first to occur of the (i) Commitment Termination Date and
(ii) acceleration of the Revolving Credit Loan, so long as such loans are evidenced by demand promissory notes in form and substance acceptable to Agent and pledged to Agent as additional Collateral securing the Obligations and (b) the intercompany loan advanced by Borrower to ARTRA prior to the Closing Date and described in Section 8.1(q) may remain outstanding in accordance with the terms of such Section 8.1(q).

                   6.3 Indebtedness. Borrower shall not, nor shall Borrower permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness secured by Liens described in clause (x) of the definition of Permitted Encumbrances, (ii) the Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate and then only to the extent they are permitted to remain unfunded under applicable law and (vi) the Kansas Indebtedness, all of which shall be described separately on Schedule 6.3 in detail reasonably satisfactory to Agent, indicating, without limitation, the respective amounts thereof outstanding as of the Closing Date, the amortization schedules relating thereto and the documents pursuant to which such Indebtedness was incurred.

                   6.4 Employee Loans and Transactions. Borrower shall not, nor shall Borrower permit any of its Subsidiaries to, except as otherwise expressly permitted hereunder, enter into any lending, borrowing or other commercial transaction with any of its employees, officers, directors, Subsidiaries, Affiliates or related parties without the prior written consent of Agent, including (i) downstreaming or upstreaming of cash or intercompany advances or guarantees and (ii) payment of any management consulting, advisory or similar fee based on or related to Borrower's or such Subsidiary's operating performance or income or any percentage thereof other than full-time employment agreements and incentive compensation programs with current employees in accordance with the agreements described on Schedule 6.4, and (iii) payment of all or a portion of the salaries or compensation to any Person employed by any Affiliate of Borrower, including ARTRA and its Affiliates; provided, that in the case of the foregoing clause (iii) Borrower may make payments on behalf of ARTRA in respect of "BMS Healthcare" (or a replacement primary health care insurance provider) premiums and claims so long as the amount of such payments is fully reimbursed as an offset against payments (to the fullest extent of such payments in the consecutive order of their occurrence) owing by Borrower to ARTRA pursuant to the Tax Sharing Agreement. Borrower shall not: (a) permit the direct and indirect compensation of its ten
(10) most highly compensated employees to exceed, in the aggregate, during any Fiscal Year one hundred twenty-five percent (125%) of the amount of such compensation during the immediately preceding Fiscal Year; or (b) amend, alter or otherwise modify Borrower's incentive or other compensation plans, or establish other such plans, except as required in accordance with Borrower's 1996 Bonus Incentive Program, as restated on an annual basis, provided that such program shall not permit Borrower to increase the amount of such compensation provided to its ten (10) highest paid employees above the amounts otherwise permitted in accordance with the foregoing clause (a). Notwithstanding the foregoing, ARTRA shall be permitted to offer compensation to directors or employees of Borrower pursuant to an equity incentive plan, in form and substance reasonably satisfactory to Agent.

                   6.5 Capital Structure and Business. Borrower shall not, nor shall Borrower permit any of its Subsidiaries to: (i) make any changes in any of its business objectives, purposes or operations which could in any way materially adversely affect the repayment of the Obligations or could have or result in a Material Adverse Effect, (ii) make or permit to exist any change in its capital structure as described on Schedule 3.10 (including the issuance of any shares of Stock, options, warrants or other securities or agreements convertible into Stock or any revision of the terms of its outstanding Stock other than pursuant to the Warrant), or (iii) amend its certificate or articles of incorporation or bylaws. Neither Borrower nor any of its Subsidiaries shall engage in any business other than the businesses currently engaged in by Borrower or such Subsidiary or businesses in industries related to the businesses currently engaged in by Borrower or such Subsidiary. Parent shall not engage in any business activities other than the ownership of Borrower's Stock and those activities incidental to Parent's corporate existence and good standing.

                   6.6 Guaranteed Indebtedness. Borrower shall not, nor shall Borrower permit any of its Subsidiaries to, incur any Guaranteed Indebtedness except by endorsement of instruments or items of payment for deposit to the general account of Borrower, and for Guaranteed Indebtedness incurred for the benefit of Borrower or such Subsidiary if the primary obligation is expressly permitted by this Agreement.

                   6.7 Liens. Borrower shall not, nor shall Borrower permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to any properties or assets (including any documents or instrument with respect to Goods or Accounts) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances. In addition, neither Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations.

                   6.8 Sale of Assets. Borrower shall not, nor shall Borrower permit any of its Subsidiaries to, sell, transfer, convey, assign or otherwise dispose of any of its properties or other


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



assets, including the capital stock of any Subsidiary or any of its Accounts; provided, however, that the foregoing shall not prohibit (a) the sale of Inventory in the ordinary course of business or (b) the disposition of other assets (excluding dispositions of Accounts and dispositions of Inventory not sold in the ordinary course of Business) which are no longer in use or useful to Borrower or such Subsidiary in the conduct of its business in an amount or amounts not exceeding One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate per annum.

                   6.9 Events of Default. Borrower shall not, nor shall Borrower permit any of its Subsidiaries to, take any action or omit to take any action, which act or omission would constitute a Default or an Event of Default under, pursuant to, or noncompliance with any of, the terms of this Agreement or any of the other Loan Documents or a default or an event of default which could cause or result in a Material Adverse Effect pursuant to, or noncompliance with, any other contract, lease, mortgage, deed of trust or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien.

                   6.10 ERISA. Neither Borrower, any of its Subsidiaries, nor any ERISA Affiliate shall without Agent's prior written consent acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency", as defined in Section 302 of ERISA, or any "unfunded vested benefits", as defined in Section 4006(a)(3)(e)(iii) of ERISA, in the case of any plan other than a Multiemployer Plan, and in Section 4211 of ERISA in the case of a Multiemployer Plan. Additionally, neither Borrower, any of its Subsidiaries, nor any ERISA Affiliate shall, without Agent's prior written consent, permit or suffer any condition set forth on Schedule 3.13 to cease to be met and satisfied at any time; terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability to such Person; permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan; or at any time fail to provide Agent with copies of any Plan documents or governmental reports or filings, if requested by Agent. Neither Borrower, any of its Subsidiaries, nor any ERISA Affiliate shall cause or permit to occur any event described in Section 4062(e) of ERISA with respect to any Title IV Plan or any ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

                   6.11 Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth on Annex K.

                   6.12  Hazardous  Materials.  Except as set forth on  Schedule
3.20, Borrower shall not, nor shall Borrower permit any of its Subsidiaries or any other Person within its control to, cause or permit a Release or the presence, use, generation, manufacture, installation, Release, discharge, storage or disposal of any Hazardous Materials on, under, in, above or about any of its real estate or the transportation of any Hazardous Materials to or from any real estate where such Release or such presence, use, generation, manufacture, installation, Release, discharge, storage or disposal would violate or form the basis for liability under any Environmental Laws. If a Default or Event of Default shall have occurred and be continuing, Borrower, at its own expense, shall cause the performance of such environmental audits and preparation of such environmental reports as Agent may from time to time request as to any location at which Collateral is then located, by reputable environmental consulting firms acceptable to Agent, and in form and substance acceptable to Agent.

                   6.13  Sale-Leasebacks.   Neither  Borrower  nor  any  of  its
Subsidiaries shall engage in any sale-leaseback or similar transaction involving any of its assets.

                   6.14 Cancellation of Indebtedness. Neither Borrower nor any of its Subsidiaries shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business.

                   6.15 Restricted Payments. Borrower shall not, nor shall Borrower cause or permit any of its Subsidiaries to, make any Restricted Payment; provided, however, that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrower may make payments pursuant to the Tax Sharing Agreement and the Services Agreement, in each case not to exceed the lesser of (a) Borrower's allocated portion of the items respectively covered by each such agreement and (b) the actual cost which Borrower would incur for each such respective item independently of Borrower's affiliation with ARTRA or any other Person party to either such agreement.

                   6.16 Leases. Borrower shall not, nor shall Borrower cause or permit any of its Subsidiaries to, enter into any lease of real property or similar agreement or arrangement, if the aggregate payment for Borrower and its Subsidiaries under all such leases, agreements and arrangements would exceed Five Hundred Thousand Dollars ($500,000) for any successive twelve (12) month period.

                   6.17 Composition. Borrower shall not, nor shall Borrower cause or permit any of its Subsidiaries to, cause or suffer the occurrence of any change in the composition of its Stockholders as of the Closing Date.

                   6.18 Accounting Changes. Borrower shall not, nor shall Borrower cause or permit any of its Subsidiaries to, make any change in accounting treatment or reporting practices, except as required by GAAP, or change its Fiscal Year.

                   6.19 Change of Corporate Name. Borrower shall not, nor shall Borrower cause or permit any of its Subsidiaries to, change its corporate name.

                   6.20 Sale of Stock. Borrower shall not, nor shall Borrower cause or permit any of its Subsidiaries to, sell (whether in a public or private offering or otherwise) or otherwise provide rights to any Person (other than rights provided to Borrower or Parent as of the Closing Date which are not otherwise prohibited by any Loan Document) with respect to any of its Stock, except pursuant to the exercise of the Warrant.

                   6.21 Cash Management. Except for petty cash accounts described in the following sentence, Borrower shall not, nor shall Borrower permit or cause any of its Subsidiaries to, maintain any bank account not expressly permitted to be maintained by Annex C and identified on Schedule 3.22 as required by Annex C. Except for petty cash accounts (all of which are identified on Schedule 3.22) with an aggregate balance not in excess of Twenty Five Thousand Dollars ($25,000) at any time, collectively, Borrower shall not, nor shall Borrower cause or permit any of its Subsidiaries to, maintain a cash balance in any bank account which, as of any date, exceeds the amount necessary to cover outstanding checks to be drawn against such account in the ordinary course of business on such date.

                   6.22 No Impairment of Upstreaming. Borrower shall not, nor shall Borrower permit or cause any of its Subsidiaries to, directly or indirectly, enter into or become bound by any agreement, instrument, indenture or other obligation which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making of Intercompany Loans by any Subsidiary to Borrower.

                   6.23 No Amendment. Borrower shall not, nor shall Borrower permit or cause any of its Subsidiaries to, directly or indirectly, amend, restate, supplement or otherwise modify the Tax Sharing Agreement or the Services Agreement. None of the Kansas Loan Documents shall be amended, restated, supplemented or otherwise modified.

                   6.24 No Change in Management. Borrower shall not cause or suffer the occurrence of any change in its senior management (including its chief executive officer, chief financial officer and chief operating officer) as of the Closing Date; provided, that, in the event of the resignation, retirement or death of any of the foregoing, Borrower shall replace the same with a Person reasonably acceptable to Agent.

                   6.25 Management Agreements. Except to the extent that the annual payments under all management, consulting, advisory or other similar agreements of Borrower do not exceed $250,000 in the aggregate, Borrower shall not enter into any such agreement or amend, alter or otherwise modify, or renew or extend, any such agreement to which it is a party as of the Closing Date. Notwithstanding the foregoing, Borrower may compensate its employees in accordance with Section 6.4.

                   6.26 Overriding Agreements. Except as expressly specified in this Agreement, Borrower shall not pay, make, declare or guaranty or become obligated to pay, make, declare or guaranty, whether directly or indirectly, any dividend, distribution, payment, loan or advance, contribution, investment, Restricted Payment or other transfer of cash, property or other assets to or in respect of Parent, ARTRA, any Subsidiary of any of the foregoing, Peter R. Harvey or any of his family members, or any stockholder, employee, director, officer or Affiliate of any of the foregoing.

7.   TERM

                   7.1 Termination. The financing arrangements contemplated hereby shall be in effect until, and the Loans, Letter of Credit Obligations and all other Obligations shall be automatically due and payable in full on, the Commitment Termination Date.

                   7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Borrower or the rights of Agent and Lenders relating to any unpaid portion of any Loan, Letter of Credit Obligations or any other Obligation, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower, and all rights of Agent and Lenders, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as the Loans, Letter of Credit Obligations and all other Obligations have been indefeasibly paid in full in accordance with the terms of the agreements creating such Obligations.

8.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES

                   8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                   (a) (i) Borrower shall fail to make any payment hereunder or under any of the other Loan Documents when due and payable or declared due and payable, consisting of principal of, interest on or Fees with respect to the Obligations.

                      (ii) Borrower shall fail to make any payment hereunder or under any of the other Loan Documents when due and payable or declared due and payable, consisting of a payment not described in clause (i) above, and such payment shall remain unremedied for a period ending on the first to occur of three (3) Business Days after Borrower shall (A) receive written notice of such failure from Agent or (B) become aware of such failure.

                   (b) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 1.13 or Section 6, including any of the provisions set forth on Annexes C and K, respectively, or there shall exist any agreement or other document accomplishing or purporting to accomplish (whether on a conditional basis or otherwise) any event, condition or other occurrence prohibited by any Loan Document.

                   (c) Borrower shall fail or neglect to perform, keep or observe any term or provision of this Agreement (other than any such term or provision referred to in other paragraphs of this Section 8.1) or of any of the other Loan Documents, and the same shall remain unremedied for a period ending on the first to occur of thirty (30) days after Borrower shall (i) receive written notice of any such failure from Agent or (ii) become aware thereof.


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



                   (d) Borrower shall, or shall cause or permit any of its Subsidiaries to, fail to timely and fully pay and perform its obligations in all material respects under all leases and other agreements with respect to each leased location or public warehouse, if any, at which Collateral is located or shall fail or neglect to perform, keep or observe any of the provisions of
Section 5.12; provided, that, Borrower may in good faith contest, by proper legal action or proceedings, the validity, amount or enforcement of any such obligation or provision, so long as, at the time of commencement of any such action or proceeding, and during the pendency thereof (i) no Default or Event of Default shall have occurred, (ii) adequate reserves with respect thereto are maintained on the books of Borrower, in accordance with GAAP, (iii) such contest operates to suspend collection of the contested obligations, or enforcement of the contested provisions, and such contest is maintained and prosecuted continuously and with diligence, and (iv) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

                   (e) A default shall occur under any other agreement, document or instrument to which Borrower is a party or by which Borrower or Borrower's property is bound and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of Borrower in an aggregate amount exceeding One Hundred Thousand Dollars ($100,000) or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding One Hundred Thousand Dollars ($100,000) to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

                   (f) Any representation or warranty herein or in any other Loan Document or in any written statement pursuant thereto or hereto, or any report, financial statement or certificate made or delivered to Agent or any Lenders by Borrower shall be untrue or incorrect in any material respect, as of the date when made or deemed made (including those made or deemed made pursuant to Section 2.2).

                   (g) Any material amount of the assets of Borrower or any of its Subsidiaries shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Borrower or such Subsidiary, as the case may be, and shall remain unstayed or undismissed for sixty (60) consecutive days; or any Person other than Borrower shall apply for the appointment of a receiver, trustee or custodian for any of Borrower's assets and shall remain unstayed or undismissed for sixty (60) consecutive days; or Borrower or such Subsidiary, as the case may be, shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

                   (h) A case or proceeding shall have been commenced against Borrower or any of its Subsidiaries in a court having competent jurisdiction seeking a decree or order (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or any of its Subsidiaries or of any substantial part of any of their properties, or (iii) ordering the winding up or liquidation of the affairs of Borrower or such Subsidiary and such case or proceeding shall remain undismissed or unstayed for thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                   (i) Borrower or any of its Subsidiaries shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or any of its Subsidiaries or of any substantial part of any of their properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

                   (j) A final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered against Borrower or any of its Subsidiaries unless the same shall be (i) fully covered by insurance in accordance with Section 5.5 or (ii) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment.

                   (k) Any event not specified in this Section 8 shall have occurred which Agent reasonably believes could have or could result in a Material Adverse Effect and Agent shall have given Borrower at least ten (10) days notice thereof.

                   (l) Any provisions of any Collateral Document, including the Security Agreement or any Mortgage, after delivery thereof pursuant to Section 2.1, shall for any reason cease to be valid, binding and enforceable in accordance with its terms in a manner which, in Agent's sole and absolute discretion, could adversely affect Agent, Lenders or the Collateral, or any security interest created under any Collateral Document, including the Security Agreement or any Mortgage, shall cease to be a valid and perfected security interest or Lien having the first priority in any of the Collateral purported to be covered thereby (subject only to Permitted Encumbrances).

                   (m) Without Agent's prior written consent, (i) there shall occur any Change in Control.

                   (n) Without Agent's prior written consent, there shall occur any (i) merger, acquisition or consolidation transaction involving Borrower or
(ii) sale of all or substantially all of the assets of Borrower.

                   (p) Any determination or notice is received by Borrower from the United States (or any department or agency thereof) with respect to a claim or other assertion for damages or any other amounts resulting from any violation of the Davis-Bacon Act by Borrower in the construction of its Kansas Facility, which claim or other assertion could, in the sole and absolute discretion of

Agent, result in a Material Adverse Affect or otherwise adversely affect Borrower's ability to repay the Obligations pursuant to the Loan Documents or the rights and privileges of Agent or Lenders thereunder.

                  (q) ARTRA shall fail to repay in full to Borrower as soon as possible and, in any event, in individual increments of at least $50,000 not later than March, June, September and December of 1998, the $200,000 principal balance of the loan outstanding as of the Closing Date made by Borrower to ARTRA pursuant to the Acknowledgment and Consent dated as of December 28, 1994 between Borrower and Agent.

                   8.2 Remedies. If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing and (i) Agent or Requisite Revolving Lenders shall have determined not to make any Revolving Credit Advances or incur any Letter of Credit Obligations or (ii) Agent or Requisite Capital Expenditure Lenders shall have determined not to make any Capital Expenditure Advances, so long as that specific Default is continuing, Agent may (and shall, at the written request of the (i) Requisite Revolving Lenders with respect to Revolving Credit Advances and Letter of Credit Obligations and (ii) Requisite Capital Expenditure Lenders with respect to
Capital Expenditure Advances), without notice, suspend this facility with respect to, further Revolving Credit Advances, the incurrence of further Letter of Credit Obligations and/or further Capital Expenditure Advances, as applicable, whereupon any further Revolving Credit Advances, Letter of Credit Obligations and Capital Expenditure Advances, as applicable, shall be made or extended in Agent's sole discretion (or in the sole discretion of (i) Requisite Revolving Lenders or (ii) Requisite Capital Expenditure Lenders, as applicable, if such suspension occurred at their respective direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and shall, at the written request of the Requisite Revolving Lenders), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Fees applicable to Letters of Credit to the Default Rate.

                   (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate this facility with respect to further Advances and the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that all Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; and (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g), (h) or (i), all of the Obligations, including the aggregate Revolving Credit Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

                   8.3 Waivers by Borrower. Except as otherwise provided for in this Agreement or by applicable law, Borrower waives): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all


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



commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshalling and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents and understands fully the terms, conditions and implications of each of the foregoing.

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

                   9.1 Assignment and Participations. The Borrower consents to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent (which shall not be unreasonably withheld or delayed) and the execution of an assignment agreement substantially in the form attached hereto as Exhibit J and otherwise in form and substance satisfactory to, and acknowledged by, Agent (an "Assignment Agreement"); (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". Agent shall deliver a copy of each executed Assignment Agreement to Borrower. In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of a Note, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                   (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.17, 1.19, 1.20 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender".
Except as set forth in the preceding sentence, Borrower shall not have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                   (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

                   (d) Borrower shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and its affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as (i) having been prepared by Borrower in light of the past operations of its business (but including future payments of known contingent liabilities), based upon estimates and assumptions stated therein (all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower) and (ii) reflecting, as of the Closing Date, Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein.

                   (e) A Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 10.17.

                   (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.20(a), increased costs under Section 1.20(c), an inability to fund LIBOR Loans under
Section 1.20(d), or withholding taxes in accordance with Section 1.20(b).


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




                   9.2 Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  If Agent shall request instructions from Requisite Lenders, Requisite Capital Expenditure Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Capital Expenditure Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders, or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Capital Expenditure Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

                   9.3 Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrower or to inspect the Collateral (including the books and records) of Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                   9.4 GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, Borrower, any of its Affiliates and any Person who may do business with or own securities of Borrower or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders. GE Capital has also received a warrant from Borrower. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans, GE Capital as a warrant holder of Borrower, GE Capital as a stockholder of Borrower and GE Capital as Agent.

                   9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of Borrower and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

                   9.6 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrower.

                   9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Agent may be removed at the written direction of the holders of fifty-one percent or more of the Commitments (including Agent's Commitment); provided that in so doing, such Lenders shall be deemed to have waived and released any and all claims they may have against Agent.

                   9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.4. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

                   9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

                   (a) Advances; Payments. (i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (c) and (d) of
Section 1.4. If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Advance and in any event prior to 12:00 noon (Chicago time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender's Pro Rata Share of each Revolving Credit Advance and Capital Expenditure Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 2:00 p.m. (Chicago time) on the requested funding date, in the case of an Index Rate Loan and not later than 10:00 a.m. (Chicago time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance or Capital Expenditure Advance to Borrower. All such payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

             (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $3,000,000 are received with respect to all Loans (each, a "Settlement Date"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has made all payments required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the


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



previous Settlement Date for the benefit of that Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex M or the applicable Assignment Agreement) not later than 1:00 p.m. (Chicago time) on the next Business Day following each Settlement Date.

                   (b) Availability of Lender's Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance and Capital Expenditure Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

                   (c) Return of Payments. (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                   (d) Non-Funding Lenders. The failure of any Lender (such Lender, a "Non- Funding Lender") to make any Advance to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an
Advance to be made, or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders", "Requisite Capital Expenditure Lenders", "Requisite Revolving Lenders" or "Supermajority Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.


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




                   (e) Dissemination of Information. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes I and J hereto and agree that Agent shall have no duty to provide the same to Lenders.

                   (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

 MISCELLANEOUS

                   10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Agent, Lenders and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of
Agent and Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of Agent shall be null and void, as if the same shall have never occurred. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

                   10.2 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 10.2. Any Letter of Interest, Commitment Letter, proposal or other similar letter or understanding between Borrower and Agent or any of its affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be merged with and into and superseded by this Agreement.

                   10.3 Amendments and Waivers. Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders, Requisite Capital Expenditure Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

                   (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of the Borrowing Base, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Annex F and G, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Revolving Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Revolving Credit Advance or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in Sections 2.2 or 2.3 to the making of any Capital Expenditure Advance shall be effective unless the same shall be in writing and signed by Agent, Requisite Capital Expenditure Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary (i) no waiver or consent with respect to any Default (if in connection therewith Agent or Requisite Revolving Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Revolving Credit Advances or Letter of Credit Obligations pursuant to Section 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Revolving Credit Advances or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower and (ii) no waiver or consent with respect to any Default (if in connection therewith Agent or Requisite Capital Expenditure Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Capital Expenditure Advances pursuant to Section 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Capital Expenditure Advances set forth in Sections
2.2 or 2.3 unless the same shall be in writing and signed by Agent, Requisite Capital Expenditure Lenders and Borrower.

                   (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or Pledge Agreement, except as otherwise permitted herein or in the other Loan Documents, release or permit any Credit Party to sell or otherwise dispose of any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and
(vii) amend or waive this Section 10.3 or the definitions of the terms "Requisite Lenders", "Requisite Capital Expenditure Lenders", "Requisite Revolving Lenders" or "Supermajority Revolving Lenders" insofar as such definitions affect the substance of this Section

10.3. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 10.3 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

                   (d)  If,  in   connection   with  any   proposed   amendment,
modification, waiver or termination:

                           (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a Non-Consenting Lender), or

                           (ii) requiring the consent of Supermajority Revolving
                  Lenders, the consent of Requisite Revolving Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained, or

                           (iii) requiring the consent of (a) Requisite Revolving Lenders, the consent of Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained or
                  (b) Requisite Capital Expenditure Lenders, the consent of Lenders holding 51% or more of the aggregate Capital Expenditure Loan Commitments is obtained, but the consent of Requisite Capital Expenditure Lenders is not obtained, or

                           (iv) requiring the consent of Requisite Lenders,  the
                  consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                   (e) Upon indefeasible payment in full in cash and performance of all of the Obligations, termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver (and Lenders shall deliver, to the extent not delivered by the Agent and legally required to be delivered by Lenders) to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

                   10.4 Fees and Expenses. Borrower shall reimburse Agent for all reasonable out-of-pocket expenses reasonably incurred in connection with (a) the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith), (b) wire transfers to the account of Borrower and (c) Letter of Credit Obligations. Borrower shall reimburse Agent (and, with respect to clauses (c) and (d) below, Lenders) for all reasonable fees, costs and expenses reasonably incurred, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants) for advice, assistance, or other representation in connection with:

                   (a) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of the Loans;

                   (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

                   (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents;

                   (d) any attempt to enforce any rights of Agent or any Lender against Borrower or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents;

                   (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

                   (f) any attempt to (i) monitor the Loans or other Obligations, (ii) evaluate, observe, assess Borrower, any of its Subsidiaries or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

in each of clauses (a) through (f) above, including all the attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 10.3 shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services. Notwithstanding the foregoing (a) Agent shall charge Borrower according to Agent's policy in effect from time to time and on the same basis that Agent charges its other borrowers with respect to fees, costs and expenses of photocopying and duplication, long distance telephone charges, air express charges, telegram charges, and secretarial overtime charges and (b) all fees, costs and expenses incurred in connection with any valuation performed pursuant to the Warrant shall be governed by the terms of the Warrant.

                   10.5 No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrower under this Agreement and no defaults by Borrower under any of the other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and Requisite Lenders and directed to Borrower specifying such suspension or waiver.

                   10.6 Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

                   10.7 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                   10.8 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                   10.9 Authorized Signature. Until Agent shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto of an officer of Borrower listed on Schedule 10.8 shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors.

                   10.10 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER, AGENT AND LENDERS HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF COOK, CITY OF CHICAGO, ILLINOIS AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND BORROWER HEREBY AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE UPON CT CORPORATION SYSTEM, 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF

SERVICE OF ALL PROCESS IN ANY SUCH ACTION OR SUIT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH ON ANNEX L OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER HEREBY AGREES THAT THE FOREGOING SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                   10.11 Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10.10), (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex L or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated on Annex L to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                   10.12 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                   10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                   10.14 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST

QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

                   10.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                   10.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 10.10 and 10.14, with its counsel.

                   10.17 Confidentiality. So long as no Default or Event of Default has occurred, Agent and each Lender agrees to exercise reasonable efforts to keep any non-public information delivered or made available to it pursuant to this Agreement or any other Loan Document, which Borrower has identified as confidential information, confidential from all Persons other than
(a) officers, employees, agents, designees, representatives or affiliates of Agent or Lenders, (b) bona fide prospective or actual assignees, transferees or participants of Agent or Lenders pursuant to Section 1.20(b) or 9.1, (c) consultants or advisors that have agreed to comply with this Section 10.14 on terms and conditions conforming to Agent's policy in effect from time to time, or (d) as required or requested by any Governmental Authority or representative thereof or pursuant to a legal process or as required in connection with the exercise of any remedy under this Agreement or any of the other Loan Documents. [signature page follows]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                           BAGCRAFT CORPORATION OF AMERICA


                                           By:  _______________________________

                                           Title:  ____________________________



                                           GENERAL ELECTRIC CAPITAL
                                           CORPORATION, as Agent and as Lender


                                           By:  _______________________________

                                           Title:  Duly Authorized Signatory

                                     ANNEX A
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                   DEFINITIONS

                  Capitalized terms used in the Agreement shall have (unless otherwise provided elsewhere in the Agreement) the following respective meanings and all section references in the following definitions shall refer to sections of the Agreement:

                  "Account   Debtor"  shall  mean  any  Person  who  may  become
obligated to Borrower, or any of its Subsidiaries under, with respect to, or on account of, an Account.

                  "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by Borrower or any of its Subsidiaries, and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower or any of its Subsidiaries, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code), (b) all of Borrower's and each of its Subsidiaries' rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of Borrower's and each of its Subsidiaries' rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to Borrower, or any of its Subsidiaries, under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or any of its Subsidiaries or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower or such Subsidiary, as appropriate) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "Advance" shall mean any Revolving Credit Advance, Swing Line Advance or Capital Expenditure Advance, as the context may require.

                  "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" shall mean GE Capital or its successor appointed pursuant to Section 9.2.

                  "Agreement" shall mean the Second Amended and Restated Credit Agreement dated as of the Closing Date by and among Borrower, Agent and Lenders, including all restatements and modifications thereof and amendments and supplements thereto and any appendices, exhibits, schedules or annexes to any of the foregoing, and shall refer to the Agreement as the same may be in effect at any and all times such reference becomes operative.

                  "ARTRA" shall mean ARTRA GROUP Incorporated, a Pennsylvania corporation.

                  "Asset Disposition" shall mean the sale, transfer, conveyance, assignment, sale and leaseback or other disposition or the pledge, mortgage or other encumbrance by Borrower of any of its properties or other assets, including the capital stock of any Subsidiary or any of its Accounts, except for the sale of inventory in the ordinary course pursuant to the terms of the Agreement.

                  "Assignment Agreement" shall have the meaning assigned to it in Section 9.1(a).

                  "Borrower" shall mean Bagcraft Corporation of America, a Delaware corporation.

                  "Borrowing Availability" shall have the meaning assigned to it in Section 1.1(a).

                  "Borrowing Base" shall mean at any time an amount determined by Agent from time to time, equal to the sum at such time of:

                  (a) Up to eighty-five percent (85%) of Eligible Accounts; and

                  (b) up to (i) fifty-five percent (55%) of Eligible Inventory not consisting of Min- Max Inventory and (ii) sixty percent (60%) of Eligible Inventory consisting of Min-Max Inventory, valued, in each case, on a first-in, first-out basis (at the lower of cost or market).

                  "Borrowing Base Certificate" shall mean a certificate in the form attached to the Agreement as Exhibit B.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Illinois and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

                  "Capital Expenditure Advance" shall have the meaning assigned to it in Section 1.3(a).

                  "Capital Expenditure Loan" shall mean the aggregate amount of Capital Expenditure Advances outstanding at any time.

                  "Capital Expenditure Loan Availability" shall mean, as of any date of determination, the lesser of (a) the Capital Expenditure Loan Commitment as of such date less the aggregate amount of all Capital Expenditure Advances made under this Agreement through such date of determination and (b) the Term Loan A Commitment less the sum of (i) aggregate amount of all

Capital Expenditure Advances made under this Agreement through such date of determination and (ii) the then outstanding aggregate principal amount of Term Loan A, all of the foregoing calculated without giving effect to any payments or prepayments of principal in respect of the Capital Expenditure Loan which may have been made at any time or from time to time on or prior to such date of determination.

                  "Capital Expenditure Loan Commitment" shall mean (a) as to any Lender with a Capital Expenditure Loan Commitment, the aggregate commitment of such Lender to make the Capital Expenditure Advances as set forth on Annex N or in the most recent Lender Addition Agreement executed by such Lender and (b) as to all Lenders with a Capital Expenditure Loan Commitment, the aggregate commitment of all Lenders to make Capital Expenditure Advances, which aggregate commitment shall be the lesser of (i) the Maximum Capital Expenditure Loan and
(ii) eighty percent (80%) of the aggregate Hard Costs of all Equipment acquired with proceeds of the Capital Expenditure Loan.

                  "Capital   Expenditure  Loan  Note"  shall  have  the  meaning
assigned to it in Section 1.3(b).

                  "Capital Expenditures" shall mean all payments (including all payments under Capital Leases, installment purchase agreements and other similar purchase money financing arrangements) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one (1) year and that are required to be capitalized under GAAP, to the extent so required.

                  "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, with respect to such Person, any such lease under which such Person is the lessor.

                  "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

                  "Change in Control" shall mean any event, transaction or occurrence as a result of which (a) after the Closing Date, any Person or "group" shall acquire "beneficial ownership" (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934, as amended), either directly or indirectly, of more than twenty-five percent (25%) of the outstanding shares of Stock of ARTRA having the right to vote for the election of directors of ARTRA under ordinary circumstances, (b) ARTRA shall cease to own and control all of the economic and voting rights associated with all outstanding shares of each class of capital Stock of Parent on a fully diluted basis, (c) Parent shall cease to own and control all of the economic and voting rights associated with all outstanding shares of each class of capital Stock of Borrower on a fully diluted basis or (d) the existence of any agreement or other document accomplishing or purporting to accomplish (whether on a conditional basis or otherwise) any of the foregoing.

                  "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of Borrower or any of its Subsidiaries, (iv) Borrower's or any of its Subsidiaries' ownership or use of any of its properties or other assets, or (v) any other aspect of Borrower's or any of its Subsidiaries' businesses.

                  "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by Borrower or any of its Subsidiaries, wherever located.

                  "Closing Date" shall mean the date of execution of the Agreement.

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions of the Loan Documents relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Collateral" shall mean the property covered by the Collateral Documents and any other property, real or personal (including Investment Property), tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

                  "Collateral Documents" shall mean the Security Agreement, the Pledge Agreement, the Mortgages, the Copyright Assignments, the Patent and Trademark Assignments and any other agreement or other document pursuant to which a security interest or Lien is granted in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

                  "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Section 3.5.

                  "Collection Account" shall mean that certain account of Agent, account number 502 328 54 in the name of General Electric Capital Corporation, Commercial Finance Group, at Bankers Trust Company, 17 Wall Street, New York, New York ABA number 021 001 033.

                  "Commitment" or "Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication, in the case of the Swing Line Lender, the Swing Line Commitment as a subset of its Revolving Loan Commitment), Term Loan Commitments and Capital Expenditure Loan Commitment and (b) as to all Lenders, the
aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment), Term Loan Commitments and Capital Expenditure Loan Commitments, which aggregate commitment shall not exceed Fifty Million Five Hundred Thousand Dollars ($50,500,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  "Commitment Termination Date" shall mean the earliest of (i) September 30, 2002, (ii) the date of termination of Lenders' obligations to advance funds or permit existing advances to remain outstanding pursuant to
Section 8.2, and (iii) the date of indefeasible prepayment in full by Borrower of all Loans in accordance with the provisions of Section 1.6 and discharge of all Letter of Credit Obligations and all other Obligations under the Agreement and the other Loan Documents.

                  "Concentration Account" shall have the meaning assigned to it in Annex C.

                  "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by Borrower or any of its Subsidiaries, and, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower or any of its Subsidiaries may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

                  "Copyright Assignments" shall mean the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by Borrower and its Subsidiaries, as each may be amended, restated, supplemented or otherwise modified from time to time.

                  "Copyright License" shall mean any and all rights now owned or hereafter acquired by Borrower or any of its Subsidiaries under any written agreement granting any right to use any Copyright or Copyright registration, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Copyrights" shall mean all of the following now owned or hereafter acquired by Borrower or any of its Subsidiaries: (i) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

                  "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default  Rate"  shall  have  the  meaning  assigned  to it in
Section 1.9(e).

                  "Disbursement Account" shall have the meaning assigned to it in Annex C.

                  "Distributable Cash" shall mean, for any Fiscal Year of Borrower, an amount equal to EBITDA minus the sum of (i) Interest Expense, (ii) Capital Expenditures incurred (but not in excess of Capital Expenditures permitted for such Fiscal Year under the Loan Documents), (iii) scheduled payments of principal paid on Funded Debt, and (iv) taxes paid in cash by Borrower or any of its Subsidiaries, including payments made under the Tax Sharing Agreement pursuant to Section 6.15.

                  "DOL" shall mean the United States Department of Labor or any successor thereto.

                  "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by Borrower or any of its Subsidiaries, wherever located.

                  "EBITDA" shall mean for any fiscal period of Borrower, Net Income before interest, taxes, depreciation, amortization and, to the extent recognized in determining such Net Income, extraordinary items, as defined by GAAP.

                  "Eligible Accounts" shall have the meaning assigned to it in Annex F.

                  "Eligible Inventory" shall have the meaning assigned to it in Annex G.

                  "Environmental Laws" shall mean all federal, state, local and foreign laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable real estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss.ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. ss.ss. 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. ss.ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss.ss. 651 et seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. ss.ss. 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, removal actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release or the presence of a Hazardous Material or threatened Release of a Hazardous Material.

                  "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by Borrower or any of its Subsidiaries, wherever located and, in any event, including all Borrower's and each of its Subsidiaries' machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean, with respect to Borrower or any of its Subsidiaries, any trade or business (whether or not incorporated) under common control with Borrower or such Subsidiary, as appropriate, and which, together with Borrower or such Subsidiary, as appropriate, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                  "ERISA Event" shall mean, with respect to Borrower, any of its Subsidiaries or any ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "Event of Default"  shall have the  meaning  assigned to it in
Section 8.1.

                  "Excess Cash Flow" shall mean the total of the following (without duplication) with respect to Borrower (i) Distributable Cash, plus (ii) the net after-tax gains arising from extraordinary items, as defined by GAAP, minus (iii) income attributable to Asset Dispositions (other than sales of inventory in the ordinary course).

                  "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent.

                  "Federal Reserve Board" shall have the meaning assigned to it in Section 3.11.

                  "Fees" shall mean any and all fees due to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

                  "Financial Statements" shall mean the financial statements referred to in Section 3.4.

                  "Fiscal Month" shall mean any of the monthly accounting periods of Borrower ending on the Saturday occurring closest to the last day of each calendar month, except that the last such period occurring in each calendar year shall end on the last Saturday of such calendar year.

                  "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower.

                  "Fiscal Year" shall mean any of the annual fiscal accounting periods of Borrower.

                  "Fixed Charges" shall mean, for any fiscal period of Borrower, the sum of (i) cash interest expense (whether paid or accrued) in respect of Funded Debt (excluding, with respect to the Obligations, the difference between interest charged at the normal rates set forth in the Agreement and interest charged at the Default Rate), plus (ii) regularly scheduled payments of principal (whether paid or accrued) on Funded Debt for such fiscal period.

                  "Funded Debt" shall mean, with respect to Borrower and its Subsidiaries, on a consolidated and consolidating basis, all of its Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one (1) year from, or is directly or indirectly renewable or extendible at its option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, including current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and shall also include the Loans, Letter of Credit Obligations and other Obligations.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

                  "GE Capital" shall mean General Electric Capital Corporation, a New York corporation having an office at 201 High Ridge Road, Stanford, Connecticut 06927-5100.

                  "GE Capital Fee Letter" shall have the meaning assigned to it in Section 1.12(a).

                  "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by Borrower or any of its Subsidiaries and, in any event, including all right, title and interest which Borrower or any of its Subsidiaries may now or hereafter have in or under any Contract, all customer lists, Copyrights, Trademarks, Patents, service marks, trade names, business names, corporate names, trade styles, logos and other source or business identifiers, and all applications therefor and reissues, extensions or renewals thereof, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments and rights of indemnification.

                  "Goods" shall mean all "goods" as such term is defined in the Code, now owned or hereafter acquired by Borrower or any of its Subsidiaries, wherever located.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person
(i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or
(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

                  "Hard Costs" shall mean the aggregate cash purchase price paid or payable by Borrower for the Equipment to which a Capital Expenditure Advance relates, excluding amounts paid or payable in connection with such assets in respect of insurance, taxes, tariffs, levies, freight, delivery, crating, installation, packing, service, maintenance or similar contracts or arrangements, warranties, software, financing costs, and/or similar costs or charges so paid or payable.

                  "Hazardous Material" shall mean any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by or forms the basis of liability now or hereafter under, any Government Authority in any jurisdiction in which Borrower or any of its Subsidiaries has owned, leased, or operated real property or disposed of hazardous materials, or by any Federal government authority, including any material or substance which is (i) defined as a "solid waste" (other than non-hazardous waste which is routinely disposed of in the ordinary course of Borrower's business), "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), any radioactive substance, methane, volative hydrocarbons or any industrial solvent,
(iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq. (33 U.S.C. ss.ss. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. (42 U.S.C. ss. 6903), or (v) defined as a "hazardous substance" pursuant to Section 1012 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq. (42 U.S.C. ss. 9601).

                  "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but excluding obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under synthetic leases, (v) all Indebtedness referred to in clause (i), (ii), (iii) or (iv) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) the Obligations, and
(vii) all liabilities under Title IV of ERISA.

                  "Indemnified  Person" shall have the meaning assigned to it in
Section 1.17(a).

                  "Index  Margin"  shall  have  the  meaning  assigned  to it in
Section 1.9(c).

                  "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                  "Index Rate Loan" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

                  "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by Borrower or any of its Subsidiaries, wherever located, and, in any event, including all certificated securities, all certificates of deposit, including all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Interest Expense" shall mean, for any fiscal period (a) interest expense (whether cash or non-cash) of Borrower determined in accordance with GAAP for the relevant period ended on such date (i) including, in any event, interest expense with respect to any Funded Debt of such Person and (ii) excluding, in any event non-cash interest expense (including amortization of original issue discount) less (b) to the extent included in the determination of interest expense pursuant to the foregoing clause (a), cash interest income received by Borrower from ARTRA for the relevant period.

                  "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by, Borrower or any of its Subsidiaries, wherever located, and, in any event, including inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower or any of its Subsidiaries, for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's or any of its Subsidiaries' businesses or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                  "Investment  Property" shall have the meaning ascribed thereto in Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of Borrower, including the rights of Borrower to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by Borrower; (iv) all commodity contracts held by Borrower; and (v) all commodity accounts held by Borrower.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor --- thereto.

                  "IRS"  shall  mean  the  Internal  Revenue  Service,   or  any
successor thereto.

                  "Kansas Collateral" shall mean the (a) business machinery, equipment, furnishings and fixtures of Borrower located at the Kansas Facility and subject to a second Lien (first Lien, in the case of that certain "sheeter" identified as "machine #141" and located at the Kansas Faciliy) in favor of the Kansas Lender, which second Lien is fully subordinated to Agent's first priority Lien pursuant to the terms of the Kansas Loan Documents and (b) Real Estate constituting the Kansas Facility and subject to a first Lien in favor of the Kansas Lender pursuant to the Kansas Loan Documents.

                  "Kansas Facility" shall mean Borrower's owned facility in Baxter Springs, Kansas.

                  "Kansas Indebtedness" shall mean, collectively, the subordinated secured loans made by the Kansas Lender to Borrower on the dates indicated on Schedule 6.3, consisting of (a) one (1) term loan made by the City of Baxter Springs, Kansas, in the original maximum principal amount of Two Hundred Fifty Thousand Dollars ($250,000), (b) a six (6) year term loan made by the City of Baxter Springs, Kansas in an original maximum principal amount of Five Million Dollars ($5,000,000) and (c) a minimum five (5) year term loan made by the City of Baxter Springs, Kansas in an original maximum principal amount of Seven Million Dollars ($7,000,000) and guaranteed by the State of Kansas and the United States Department of Housing and Urban Development, all of the foregoing in form and substance satisfactory to Agent in its sole discretion and identified on Schedule 6.3 in the manner required by Section 6.3.

                  "Kansas Lender" shall mean the City of Baxter Springs, Kansas.

                  "Kansas Loan Documents" shall mean the loan agreements, security agreements, guarantees, notes and other instruments, documents, certificates and agreements executed by Borrower and evidencing or relating to the Kansas Indebtedness and the Kansas Collateral, including the subordination provisions contained therein and the Kansas Intercreditor Agreements, as each of the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, all of the foregoing in form and substance satisfactory to Agent in its sole discretion.

                  "Kansas Intercreditor Agreements" shall mean the Intercreditor
Agreements entered into among Agent, on behalf of itself and Lenders (as senior lenders), Kansas Lender (as subordinated lender), and Borrower, including all amendments, modifications and supplements thereto, all in form and substance satisfactory to Agent in its sole discretion, and shall refer to the Intercreditor Agreements as the same may be in effect at the time such reference becomes operative.

                  "Leases" shall mean all leasehold estates in real property now owned or hereafter acquired by Borrower or any of its Subsidiaries, as lessee, as each may be amended, restated, supplemented or otherwise modified from time to time.

                  "Lenders" shall mean GE Capital and, if at any time GE Capital shall decide to assign or syndicate all or any portion of the Obligations, such term shall include such assignee or such other members of the syndicate.

                  "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee or purchase of a participation, by Lenders or another, of letters of credit. The amount of Letter of Credit Obligations outstanding at any time shall equal the maximum amount which may be payable by Lenders thereupon or pursuant thereto at such time.

                  "Letters of Credit" shall mean commercial or standby letters of credit issued at the request and for the account of Borrower for which Lenders have incurred Letter of Credit Obligations, as each may be amended, restated, supplemented or otherwise modified from time to time.

                  "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

                  "LIBOR Loan" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

                  "LIBOR  Margin"  shall  have  the  meaning  assigned  to it in
Section 1.9(c).

                  "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in Section 1.9(f); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

                  (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                  (e) Borrower shall select LIBOR Periods so that there shall be no more than three (3) separate LIBOR Loans in existence at any one time.

                  "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System (such rate to be adjusted to the nearest one sixteenth of one percent (1/16th of 1%) or, if there is not a nearest one sixteenth of one percent (1/16th of 1%), to the next highest one sixteenth of one percent (1/16th of 1%).

                  If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

                  "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or any of its Subsidiaries.

                  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction), any right of any Person (other than Agent or Lenders) with respect to Collateral not expressly permitted in accordance with the specific terms of the Loan Documents, or the existence of any agreement or other document accomplishing or purporting to accomplish (whether on a conditional basis or otherwise) any of the foregoing.

                  "Loan  Account"  shall  have  the  meaning  assigned  to it in
Section 1.16.

                  "Loan Documents" shall mean the Agreement, the Notes, the Collateral Documents, the Warrant and all other agreements, instruments, documents and certificates identified in Annex D in favor of Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower or any of its Affiliates, or any employee of Borrower, or any of its Affiliates, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby, together with all documents delivered in connection with the Prior Credit Agreement, to the extent not amended and restated pursuant to the Agreement, as each may be amended, restated, supplemented or otherwise modified from time to time.

                  "Loans" shall mean the Revolving Credit Loan, the Swing Line Loan, the Term Loans and the Capital Expenditure Loan, collectively.

                  "Lock Box Account" shall have the meaning assigned to it in Annex C.

                  "Margin  Ratio"  shall  have  the  meaning  assigned  to it in
Section 1.9(c).

                  "Margins" means collectively the Index Margin and the LIBOR Margin.

                  "Material Adverse Effect" shall mean (a) a material adverse effect on (i) the business, assets, operations or financial or other condition of Borrower or Borrower and its Subsidiaries considered as a whole, (ii) Borrower's ability to pay any Loan, Advance, Letter of Credit Obligation or other Obligation in accordance with the terms thereof, (iii) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of any such Lien, or (iv) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents or (b) except as otherwise permitted under the Agreement or the other Loan Documents, the incurrence by Borrower of any material liability, contingent or liquidated.

                  "Maximum Capital Expenditure Advance Amount" shall mean, with respect to any Capital Expenditure Advance, an amount not in excess of 80% of the Hard Costs of the Equipment to be acquired with the proceeds of such Advance.

                  "Maximum Capital Expenditure Loan" shall mean, at any particular time, an amount equal to Three Million Dollars ($3,000,000), as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

 "Maximum Lawful Rate" shall have the meaning assigned to it in Section 1.9(g).

                  "Maximum Revolving Credit Loan" shall mean, at any particular time, an amount equal to Eighteen Million Dollars ($18,000,000), as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  "Min-Max Contract" shall mean a written agreement between Borrower and a customer of Borrower containing a firm obligation of such customer to purchase an amount of Inventory which is not less than the minimum amount specified therein and not more than the maximum amount specified therein.

                  "Min-Max Inventory" shall mean Eligible Inventory which is the subject of a Min- Max Contract, but only to the extent not exceeding the maximum amount prescribed by the relevant Min-Max Contract.

                  "Mortgaged Properties" shall mean all Real Estate owned by Borrower.

                  "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by Borrower to Agent, with respect to the Mortgaged Properties, all in form and substance satisfactory to Agent, as each may be amended, restated, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan" shall mean a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA, to which Borrower, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, or within the last six (6) years has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Net Income" shall mean for any period Borrower's consolidated net income (or loss) after income and franchise taxes and shall have the meaning given such term by GAAP; provided, that, there shall be specifically excluded therefrom the net after-tax gains and losses arising from extraordinary items, as defined by GAAP.

                  "Net Proceeds" shall mean all cash proceeds received by Borrower from any Asset Disposition (including insurance proceeds and awards of compensation and all payments in respect of any promissory notes or other non-cash consideration taken as consideration), net of the direct taxes and reasonable costs and expenses of such Asset Disposition and amounts, if any, required to be applied to repayment of Indebtedness (other than the Obligations) secured by any lien, security interest, claim or encumbrance on the asset or assets so disposed of.

                  "Non-use Fee" shall have the meaning assigned to it in Section 1.12(b).

                  "Notes" shall mean the Revolving Credit Notes, the Swing Line Note, the Term Loan Notes and the Capital Expenditure Loan Notes, collectively.

                  "Notice of Capital Expenditure Advance" shall have the meaning assigned to it in Section 1.3(a).

                  "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

                  "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest, Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under the Agreement or any of the other Loan Documents.

                  "Other Taxes" shall have the meaning assigned to it in Section 1.19.

                  "Parent"   shall   mean  BCA   Holdings,   Inc.,   a  Delaware
corporation.

                  "Patent and Trademark Assignments" shall mean the patent and trademark assignments made in favor of Agent, on behalf of itself and Lenders, by Borrower and its Subsidiaries, as each may be amended, restated, supplemented or otherwise modified from time to time.

                  "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by Borrower or any of its Subsidiaries granting any right with respect to any invention on which a Patent is in existence, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Patents" shall mean all of the following in which Borrower or any of its Subsidiaries now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and
(ii) all reissues, continuations, continuations-in-part or extensions thereof.

                  "Payment  Date"  shall  have  the  meaning  assigned  to it in
Section 1.2(a).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pension Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which Borrower or any of its Subsidiaries or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 5.2(b); (ii) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (iii) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business;
(iv) inchoate and unperfected workers', mechanics', suppliers' or similar Liens arising in the ordinary course of business; (v) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of Ten Thousand Dollars ($10,000) at any time; (vi) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (vii) any attachment or judgment Lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, lease or leasehold estate; (ix) purchase money Liens with respect to Equipment acquired in the ordinary course of business in accordance with past practice (subject to the limitations on Capital Expenditures set forth in the Agreement, including Annex K thereto), so long as such liens attach only to the Equipment so acquired without the proceeds of any Loan or Advance; and (x) Liens on the Kansas Collateral securing, and granted upon the incurrence of, the Kansas Indebtedness in accordance with this Agreement and the Kansas Loan Documents.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan"  shall mean an  employee  benefit  plan,  as defined in
Section 3(3) of ERISA, which Borrower or any of its Subsidiaries, on behalf of participants who are or were employed by any of them (a) currently maintains, contributes to or has an obligation to contribute to or (b) within the last six
(6) years has maintained, contributed to or had an obligation to contribute to.

                  "Pledge Agreement" shall mean the Pledge Agreement made by Parent in favor of Agent, on behalf of itself and Lenders, including all amendments, restatements and modifications thereof and supplements thereto, and shall refer to the Pledge Agreement as the same may be in effect at the time such reference becomes operative.

                  "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or any of its Subsidiaries from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower or any of its Subsidiaries from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of Borrower or any of its Subsidiaries against third parties (a) for past, present or future infringement of any Patent or Patent License, (b) for past, present or future infringement or dilution of any Copyright or Copyright License or (c) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (iv) any recoveries by

Borrower or any of its Subsidiaries against third parties with respect to any litigation or dispute concerning any of the Collateral, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                  "Projections" shall mean any and all projections delivered pursuant to or in connection with the Agreement.

                  "Pro Rata Share" shall mean with respect to matters relating to (a) a Lender's portion of Term Loan A, the percentage obtained by dividing
(i) the portion of Term Loan A held by such Lender, by (ii) the outstanding amount of Term Loan A, (b) a Lender's portion of Term Loan B, the percentage obtained by dividing (i) the portion of Term Loan B held by such Lender, by (ii) the outstanding amount of Term Loan B, (c) a Lender's portion of Term Loan C, the percentage obtained by dividing (i) the portion of Term Loan C held by such Lender, by (ii) the outstanding amount of Term Loan C, (d) a Lender's Commitment with respect to Capital Expenditure Advances (including the making or repayment of Capital Expenditure Advances pursuant to those Commitments) and, with respect to all other matters, the percentage obtained by dividing (i) the Capital Expenditure Loan Commitment of that Lender by (ii) the aggregate Capital
Expenditure Loan Commitments of all Lenders, (e) a Lender's Commitment with respect to Revolving Credit Advances, Swing Line Advances and Letter of Credit Obligations (including the making or repayment of Revolving Credit Advances and Swing Line Advances and incurrence of Letter of Credit Obligations pursuant to those Commitments) and, with respect to all other matters, the percentage obtained by dividing (i) the Revolving Loan Commitment (including the Swing Line Commitment as a subset of the Swing Line Lender's Revolving Loan Commitment) of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, as each of the foregoing percentages may be adjusted by assignments permitted pursuant to Section 9.1, (f) a Lender's portion of all Loans, the percentage obtained by dividing (i) the aggregate Commitment of such Lender by (ii) the aggregate Commitments of all Lenders and (g) a Lender's portion of all Loans on and after the Commitment Termination Date, the percentage obtained by dividing
(i) the aggregate outstanding principal balance of the Loans held by such Lender by (ii) the aggregate outstanding principal balance of the Loans held by all Lenders.

                  "Qualified Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
Section 401(a) of the IRC, and which Borrower, any of its Subsidiaries or any ERISA Affiliate, on behalf of participants who are or were employed by any of them (a) currently maintains, contributes to or has an obligation to contribute to or (b) within the last six (6) years has maintained, contributed to or had an obligation to contribute to.

                  "Real Estate" shall mean all of the real estate of Borrower listed in Schedule 3.7.

                  "Refunded Swing Line Loan" shall have the meaning assigned to it in Section 1.4(c).

                  "Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of

Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

                  "Reportable  Event" shall mean any of the events  described in
Section 4043(b) (1), (2), (3), (5), (6), (8) or (9) of ERISA.

                  "Requisite Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or
(b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of all Loans and Letter of Credit Obligations.

                  "Requisite Capital Expenditure Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Capital Expenditure Loan Commitments of all Lenders, or (b) if the Capital Expenditure Loan Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Capital Expenditure Loan.

                  "Requisite Revolving Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Revolving Credit Loan and Letter of Credit Obligations.

                  "Restricted Payment" shall mean (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(ii) any payment on account of the purchase, redemption, defeasance or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (iii) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person, (iv) any dividend, distribution, payment, loan, contribution, fee or other transfer of cash, property or other assets to any stockholder or Affiliate of Borrower, including ARTRA or any of its employees, officers, directors or Affiliates, including Peter R. Harvey or any of his family members or Affiliates or (v) the existence of any agreement or other document accomplishing or purporting to accomplish (whether on a conditional basis or otherwise) any of the foregoing.

                  "Retiree Welfare Plan" shall mean any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

                  "Revolving Credit Loan" shall mean the aggregate amount of Revolving Credit Advances outstanding at any time.

                  "Revolving Credit Note" shall have the meaning assigned to it in Section 1.1(b).

                  "Revolving  Lender"  shall have the meaning  assigned to it in
Section 1.4(c).

                  "Revolving Loan Commitment" shall mean (a) as to any Revolving Lender, the aggregate commitment of such Lender to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) and incur Letter of Credit
Obligations  as set  forth  on  Annex N or in the most  recent  Lender  Addition
Agreement executed by such Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances (including without duplication Swing Line Advances) and incur Letter of Credit Obligations, which maximum aggregate commitment shall be equal to the Maximum Revolving Credit Loan.

                  "Schedule of Accounts" shall mean the schedules of Accounts to be delivered by Borrower to Agent pursuant to Annex F.

                  "Schedule of Documents" shall mean the schedule, including all appendices, exhibits, schedules or annexes thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached as Annex D to the Agreement.

                  "Schedule of Inventory" shall mean the schedules of Inventory to be delivered by Borrower to Agent pursuant to Annex G, including Borrower's internal reports classifying and valuing Inventory.

                  "Security Agreement" shall mean the Security Agreement entered into among Agent, on behalf of itself and Lenders and Borrower, including all amendments, restatements and modifications thereof and supplements thereto, and shall refer to the Security Agreement as the same may be in effect at the time such reference becomes operative.

                  "Services Agreement" shall mean the agreement pursuant to which Borrower and ARTRA each share certain costs and expenses of insurance, including all amendments, modifications and supplements thereto, all in form and substance satisfactory to Agent in its sole discretion, and shall refer to such agreement as the same may be in effect at the time such reference becomes operative.

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "Stockholder" shall mean each holder of Stock of Borrower or any of its Subsidiaries, as the context may require.

                  "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise and (ii) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

                  "Supermajority Revolving Lenders" shall mean (a) Lenders having eighty percent (80%) or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Revolving Credit Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations.

                  "Swing Line Advance" has the meaning assigned to it in Section 1.4(a).

                  "Swing Line  Availability"  has the meaning  assigned to it in
Section 1.4(a).

                  "Swing Line Commitment" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans as set forth on Annex N, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

                  "Swing Line Lender" shall mean GE Capital.

                  "Swing Line Loan" shall mean at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

                  "Swing Line Note" has the meaning assigned to it in Section 1.4(b).

                  "Tangible Net Worth" shall mean the (a) total assets of Borrower on a consolidated basis (less applicable reserves and other properly deductible items), after deducting therefrom organizational expenses, General Intangibles, goodwill, covenants not to compete, research and development costs, training costs, and all unamortized debt discount, deferred charges (other than prepaid insurance and deferred financing fees relating to the Obligations and the Kansas Indebtedness) and all receivables from Affiliates, including Peter R. Harvey and ARTRA, less (b) total liabilities of Borrower on a consolidated basis, which, in the case of all of the foregoing items, would be reflected on a consolidated balance sheet of Borrower and its Subsidiaries under GAAP.

                  "Tax Sharing Agreement" shall mean, collectively, each of those certain Tax Sharing Agreements by and between ARTRA, Borrower and Parent dated as of January 1, 1991 and March 7, 1991, respectively, including all amendments, modifications and supplements thereto, all in form and substance satisfactory to Agent in its sole discretion, and shall refer to the Tax Sharing Agreement as the same may be in effect at the time such reference becomes operative.

                  "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or any political subdivision thereof.

                  "Term Loan A" shall have the meaning assigned to it in Section 1.2(a).

                  "Term Loan A Commitment" shall mean (a) as to any Lender,  the aggregate commitment of such Lender to make Term Loan A as set forth on Annex N or in the most recent Lender Addition Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loan A, which maximum aggregate commitment shall be Twenty Million Dollars ($20,000,000).

                  "Term Loan A Note"  shall have the  meaning  assigned to it in
Section 1.2(c).

                  "Term Loan B" shall have the meaning assigned to it in Section 1.2(d).

                  "Term Loan B Commitment"shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Term Loan B as set forth on Annex N or in the most recent Lender Addition Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loan B, which maximum aggregate commitment shall be Five Million Dollars ($5,000,000).

                  "Term Loan B Note"  shall have the  meaning  assigned to it in
Section 1.2(f).

                  "Term Loan C" shall have the meaning assigned to it in Section 1.2(g).

                  "Term Loan C Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Term Loan C as set forth on Annex N or in the most recent Lender Addition Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loan C, which maximum aggregate commitment shall be Seven Million Five Hundred Thousand Dollars ($7,500,000).

                  "Term Loan C Note"  shall have the  meaning  assigned to it in
Section 1.2(i).

                  "Term Loan Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make the Term Loans and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loans.

                  "Term Loan Notes" shall mean, collectively, the Term Loan A Notes, the Term Loan B Notes and the Term Loan C Notes.

                  "Term Loans" shall mean, collectively, Term Loan A, Term Loan B and Term Loan C.

                  "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

                  "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by Borrower or any of its Subsidiaries granting any right to use any Trademark or Trademark registration, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Trademarks" shall mean all of the following now owned or hereafter acquired by Borrower or any of its Subsidiaries: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (ii) all reissues, extensions or renewals thereof.

                  "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

                  "Warrant"  shall mean the Warrant  issued as of  December  17,
1993 by Borrower in favor of GE Capital, as heretofore amended, and as substituted as of the Closing Date, including all other amendments, restatements, substitutions and modifications thereof and supplements thereto, all in form and substance satisfactory to Agent in its sole discretion, and shall refer to the Warrant as the same may be in effect at the time such reference becomes operative.

                  "Welfare  Plan"  shall mean any  welfare  plan,  as defined in
Section 3(1) of ERISA, which is maintained or contributed to by Borrower or any of its Subsidiaries.

                  "Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA, with respect to all Multiemployer Plans.

                  Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. In the event that any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, further, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), and (b) changes in accounting principles concurred in by Borrower's certified public accountants. In the event, if any, that Agent, Borrower and Requisite Lenders shall have agreed upon the required amendments, then after such agreement has been evidenced in writing and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within sixty (60) days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                  All other undefined terms contained in the Agreement or any of the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Illinois to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including the Exhibits, Schedules and Annexes thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

                                     ANNEX B
                                       to
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                LETTERS OF CREDIT

                  (a) Subject to the terms and conditions of this Agreement, the Revolving Loan Commitment may, in addition to Revolving Credit Advances, be utilized, upon the request of Borrower, for the issuance of Letters of Credit or guaranties thereof by Agent so long as GE Capital is Agent, on behalf of each Lender (severally and not jointly) according to such Lender's Pro Rata Share of the Revolving Loan Commitment to guaranty payment to banks (whether or not such banks are Lenders) which issue Letters of Credit for the account of Borrower. The aggregate amount of all Letter of Credit Obligations incurred by Agent and Lenders pursuant to this paragraph (a) shall not exceed the lesser of (i) Three Million Dollars ($3,000,000), (ii) the Maximum Revolving Credit Loan minus the sum of the Revolving Credit Loan, Swing Line Loan and Letter of Credit Obligations then outstanding and (iii) the Borrowing Base minus the sum of the Revolving Credit Loan, Swing Line Loan and Letter of Credit Obligations then outstanding and, in the case of the foregoing clauses (ii) and (iii), less reserves established by Agent pursuant to this Agreement. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof and Agent and Lenders shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an initial or extended expiry date, or extension option, which is later than the Commitment Termination Date. It is understood that the bank or other legally authorized Person (including any Lender) which shall issue any Letter of Credit contemplated by this paragraph (a) shall be selected by Borrower and acceptable to Agent, in its sole discretion.

                  (b) In the event that any Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement.

                  (c) In the event that any Letter of Credit Obligation, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower will pay to Agent for the benefit of Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to the maximum amount then available to be drawn under the applicable Letter of Credit plus all outstanding fees and expenses relating thereto. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at Bankers Trust Company, 17 Wall Street, New York, New York, ABA#: 021 001 033, in the name of General Electric Capital Corporation, Commercial Finance Group, Acct.#: 502 328
54. The Cash Collateral Account shall be in the name of Agent (as a cash collateral account), and shall be under the sole dominion and control of Agent and subject to the terms of this Annex B. Borrower hereby pledges, and grants to Lender a security interest in, all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due. This Agreement shall constitute a security agreement under applicable law.

                  From time to time after funds are deposited in the Cash Collateral Account, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Lenders with respect to such Letter of Credit Obligations.

                  Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash
Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lenders in respect thereof, any funds remaining in the Cash Collateral Account in excess of the then remaining Letter of Credit Obligations shall be returned to Borrower.

                  Agent shall not have any obligation to invest the funds in the Cash Collateral Account or deposit such funds in an interest bearing account, and interest and earnings thereon, if any, shall be the property of Lenders.

                  (d) In the event that Lenders shall incur any Letter of Credit Obligation pursuant hereto at the request or on behalf of Borrower, Borrower agrees to pay to Agent for the benefit of Lenders, as compensation to Lenders for such Letter of Obligation, (i) all costs and expenses incurred by any Lender on account of such Letter of Credit Obligation and (ii) commencing with the month in which such Letter of Credit Obligation is incurred by Lenders and monthly thereafter for each month during which such Letter of Credit Obligation shall remain outstanding, a fee in an amount equal to two percent (2.0%) per annum of the maximum amount available from time to time to be drawn under the applicable Letter of Credit, calculated on the basis of a 360-day year and the actual number of days elapsed; provided, however, that (A) so long as any Default or Event of Default not described in the following clause (B) shall have occurred and be continuing, at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower and (B) so long as any Event of Default specified in Section 8.1(g), (h) or (i) shall have occurred and be continuing, such fee shall be increased to four percent (4.0%) per annum, calculated on the basis of a 360-day year and the actual number of days elapsed. Fees payable in respect of Letter of Credit Obligations shall be paid to Agent for the benefit of Lenders in arrears, on the first day of each month. The fees, costs and expenses provided for in this paragraph (d) are in addition to any fees, costs and expenses payable to the issuers of the Letters of Credit, all of which are solely for the account of Borrower.

                  (e) Request for Lender Guaranties. Borrower shall give Agent at least two (2) days prior written notice as to the issuance of a Letter of Credit or letter credit guaranty, specifying the date such Letter of Credit or guaranty is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit to be guarantied and, to the extent not previously delivered to Agent, copies of all agreement between Borrower the issuer of the Letter of Credit to be guarantied pertaining to the issuance of Letters of Credit.

                  (f) The obligation of Borrower to reimburse Lenders for payments made with respect to any Letter of Credit Obligation shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

                  (1) any lack of validity or enforceability of any Letter of Credit or any other agreement;

                  (2) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), any Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                  (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (4) payment by Agent, any Lender, or the issuing bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit, provided that, in the case of any payment by Agent or any Lender under any Letter of Credit, Agent or such Lender has not acted with gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof;

                  (5) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                  (6) the fact that a Default or an Event of Default shall have occurred and be continuing.

                  (g) Indemnification; Nature of Lenders' Duties. In addition to amounts payable as elsewhere provided in this Agreement, Borrower hereby agrees to protect, indemnify, pay and save Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (1) the issuance of any Letter of Credit or guaranty thereof, other than as a result of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction or (2) the failure of Agent or any Lender to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

                  As between Agent and Borrower and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, neither Agent nor any Lender shall be responsible:
(i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent has not acted with gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms;
(vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder.

                                     ANNEX C
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEMS

         The Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

                  Prior to the  Closing  Date and for so long as any Loan or any other Obligation is outstanding, Borrower shall deposit and shall cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral into bank accounts in Borrower's name or such Subsidiary's name (collectively, the "Borrower
Accounts") at banks set forth on Schedule 3.22. Prior to the Closing Date, Borrower shall have established a concentration account in Borrower's name (the "Concentration Account") at LaSalle National Bank, which shall be designated as the Concentration Account bank on Schedule 3.22, in accordance with a blocked account agreement in form and substance satisfactory to Agent, in its sole discretion.

                  Prior to the Closing Date, LaSalle National Bank, as Concentration Account bank, and all of the banks set forth on Schedule 3.22 with which Borrower or any Subsidiary thereof has any relationship other than as the holder of a deposit account, including by way of example any mortgage or other lending relationship (each such bank a "Relationship Bank"), shall have entered into triparty blocked account agreements with Agent, for the benefit of itself and Lenders, and Borrower and/or each such Subsidiary, as applicable, in form and substance acceptable to Agent, which shall become operative prior to the Closing Date at LaSalle National Bank, as the bank where the Concentration Account is maintained, and all Relationship Banks at which Borrower Accounts are maintained. Borrower shall clearly designate each bank which is a Relationship Bank as such on Schedule 3.22. Each such blocked account agreement shall provide, among other things, that:

                  (i) all items of payment deposited in such Borrower Account and proceeds thereof deposited in such Concentration Account are held by such bank as agent or bailee-in- possession for Agent;

                  (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such Borrower Account or Concentration Account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment; and

                  (iii) prior to the Closing  Date (A) with respect to each bank at which a Borrower Account is located, such bank agrees to forward immediately all amounts in Borrower Account to the Concentration Account and to commence the process of daily sweeps from such Borrower Account into the Concentration Account and (B) with respect to the bank at which the Concentration Account is located, such bank agrees to forward immediately all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account.

                  Prior to the Closing Date, Borrower shall cause each and every bank at which any Borrower Account is located, including each Relationship Bank and each of the other banks at which any Borrower Account is located, to (i) forward immediately, and in no event less frequently than once each Business Day, all amounts in Borrower Accounts at such bank to the Concentration Account and (ii) commence, and continue each Business Day, the process of daily sweeps from each such Borrower Account into the Concentration Account. Prior to the Closing Date, Borrower shall cause LaSalle National Bank, as the bank where the Concentration Account is located, to forward immediately all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account.

                  So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 3.22 to add or replace a Borrower Account or replace the Concentration Account; provided, however, that (i) Agent shall have consented in writing to the opening of such account with the relevant bank, and (ii) prior to the time of the opening of such account, Borrower and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a triparty blocked account agreement, in form and substance satisfactory to Agent.

                  The Borrower Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of all Loans, Letter of Credit Obligations and other Obligations, and in which Borrower or such Subsidiary shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

                  All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.14 of the Agreement and shall be applied (and allocated) by Agent in accordance with Section 1.15 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

                  The Borrower may maintain, in its name, an account (the "Disbursement Account") at a bank acceptable to Agent into which, Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made pursuant to Section 1.1 of the Agreement and Swing Line Advances made pursuant to Section
1.4 of the Agreement, in each case for use by Borrower solely in accordance with the provisions of Section 1.8 of the Agreement. The Disbursement Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of all Loans, Letter of Credit Obligations and other Obligations, and in which Borrower shall have granted a Lien to Agent, for the benefit of itself and Lenders, pursuant to the Security Agreement. The Disbursement Account shall be subject to a triparty blocked account agreement identical to the agreement governing Borrower Accounts and the Concentration Account; provided, however, that, according to the terms thereof, such agreement shall become effective upon the occurrence of a default or an Event of Default.

                  The Borrower shall and shall cause its Subsidiaries to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by Borrower or any such Subsidiary, and (ii) within one (1) Business Day after receipt by Borrower or any such Subsidiary of any checks, cash or other items or payment, deposit the same into a Borrower Account. The Borrower and its Subsidiaries acknowledge and agree that all cash, checks or items of payment constituting proceeds of Collateral are the property of Lenders. All proceeds of the sale or other disposition of any Collateral, other than sales of Inventory by Borrower in the ordinary course of business, shall be deposited directly into the Concentration Account.

                  (i) Notwithstanding the foregoing, Borrower shall deliver to Agent as soon as possible and in any event within 45 days after the Closing Date a fully executed blocked account agreement, in accordance with the foregoing, with respect to Borrower's bank account, number 1350016640, maintained at Union Planters Bank, Hialeah, Florida.

                                    ANNEX D
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                             SCHEDULE OF DOCUMENTS

In addition to, and not in limitation  of, the  conditions  described in Section
2.1 of the Agreement, pursuant to Section 2.1(b) of the Agreement, the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

                  Exhibits, Schedules and Annexes. All Exhibits, Schedules and Annexes to the Agreement, in form and substance satisfactory to Agent.

                  Revolving Credit Notes. For each Revolving Lender, one (1) duly executed original Revolving Credit Note, dated the Closing Date.

                  Swing Line Note. For the Swing Line Lender, one (1) duly executed original Swing Line Note, dated the Closing Date.

                  Term Loan A Notes. For each Lender with a Term Loan A Commitment, one (1) duly executed original Term Loan A Note, dated the Closing Date.

                  Term Loan B Notes. For each Lender with a Term Loan B Commitment, one (1) duly executed original Term Loan B Note, dated the Closing Date.

                  Term Loan C Notes. For each Lender with a Term Loan C Commitment, one (1) duly executed original Term Loan C Note, dated the Closing Date.

                  Capital Expenditure Loan Notes. For each Lender with a Capital Expenditure Loan Commitment, one (1) duly executed original Capital Expenditure Loan Note, dated the Closing Date.

                  Security Agreement . A duly executed Security Agreement, amended and restated as of the Closing Date, including a power of attorney and all other instruments, documents and agreements executed pursuant thereto, all in form and substance satisfactory to Agent.

                  Copyrights, Patents and Trademarks. Duly executed supplements to Borrower's Copyright Assignment and Patent and Trademark Assignment, with respect to any applicable Collateral not secured pursuant thereto as of the Closing Date.

                  Pledge Agreement . A duly executed Pledge Agreement, amended and restated as of the Closing Date, including all instruments, documents and agreements executed pursuant thereto, all in form and substance satisfactory to Agent.

                  Warrant. A duly executed replacement Warrant, dated the Closing Date, including all instruments, documents and agreements executed pursuant thereto, all in form and substance satisfactory to Agent.

                  Other Loan Documents. Evidence satisfactory to Agent that all other Loan Documents are in full force and effect as of the Closing Date.

                  Security Interests and Code Filings. Except as received by Agent pursuant to the Prior Credit Agreement, evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority (other than to the extent otherwise permitted in accordance with Section 6.7 of the Agreement) security interest in the Collateral.

                  Cash Management System; Blocked Account Agreements. Except as received by Agent pursuant to the Prior Credit Agreement, evidence satisfactory to Agent that, prior to the Closing Date, cash management systems, including Blocked Account Agreements (amended as Agent may deem necessary) complying with Annex C to the Agreement are currently maintained in the manner set forth in such Annex C.

                  Mortgage Amendments. Amendments to the Mortgages, covering all of the Real Estate (each, a "Mortgaged Property"), dated the Closing Date, satisfactory in form and substance to Agent for recording in all places to the extent necessary to maintain valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property.

                  Insurance. Except as recently received by Agent pursuant to the Prior Credit Agreement, updated certificates of insurance relating to the insurance policies required by Section 5.5 of the Agreement, showing loss payable and/or additional insured clauses or endorsements, in favor of Agent, on behalf of Lenders.

                  Waivers. Except as received by Agent pursuant to the Prior Credit Agreement, landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent and amended as Agent may deem necessary, in each case as required pursuant to Section 5.11 of the Agreement.

                  Fee Letter. A duly executed original of the GE Capital Fee Letter.

                  Initial Borrowing Base Certificate. A duly executed Borrowing Base Certificate most recently required to be delivered pursuant to the Prior Credit Agreement.

                  Initial Notice of Revolving Credit Advance. A duly executed Notice of Revolving Credit Advance, dated on or prior to the Closing Date, with respect to the initial Revolving Credit Advance, if any, to be requested by Borrower on the Closing Date.

                  Financial Statements and Collateral Reports. All Financial Statements and Collateral Reports most recently required to be delivered pursuant to the Prior Credit Agreement.

                  Officer's Certificate. A duly executed original of a certificate of the chief executive officer or chief financial officer of Borrower, dated the Closing Date, stating that since December 31, 1996, there has been: (i) no Material Adverse Effect on the business, operations, financial condition, prospects or projections of Borrower, the industries in which it operates, the Collateral, or any of its Subsidiaries; (ii) no litigation has commenced which, if successful, could have any such Material Adverse Effect or could challenge any of the transactions contemplated by this Agreement and the other Loan Documents; (iii) except as expressly permitted in accordance with the Prior Credit Agreement, no dividends, distributions, payments, loans, contributions, fees or other transfers of cash, property or other assets to any stockholders or Affiliate of Borrower, including ARTRA or its employees, directors, officers or Affiliates; and (iv) no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

                  Charter and Good Standing. For Parent, Borrower and each of its Subsidiaries, such Person's (a) certificate or articles of incorporation and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each of the foregoing dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized governmental entity.

                  Bylaws and Resolutions. For Parent, Borrower and each of its Subsidiaries (a) such Person's bylaws, together with all amendments thereto, and
(b) resolutions of such Person's Board of Directors and, as required, stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each of the foregoing certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

                  Incumbency Certificates. For Parent, Borrower and each of its Subsidiaries, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

                  Opinions of Counsel. Duly executed originals of an opinion of Kwiatt, Silverman and Ruben, Ltd., General Counsel for Parent, Borrower and its Subsidiaries, in form and substance satisfactory to Agent and its counsel, dated the Closing Date, and accompanied by a letter addressed to such counsel from Parent, Borrower and its Subsidiaries, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

                  Other  Documents.  Such  other  certificates,   documents  and
agreements respecting Borrower or any of its Subsidiaries, as Agent may request in its sole discretion, including the GE Capital Fee Letter.

                                     ANNEX E
                                       to
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                             RESPONSIBLE INDIVIDUAL

                                                                Telephone #
         Name and Title               Notice Address            Telecopy #

         James Hogan /                General Electric          203-316-7500
         Bagcraft Account Manager     Capital Corporation       203-316-7893
                                      Commercial Finance, Inc.
                                      201 High Ridge Road
                                      Stamford, CT 06927-5100

                                     ANNEX F
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                ELIGIBLE ACCOUNTS

                  In determining whether an account constitutes an Eligible Account, Agent shall not include any Account:

                  (a) which does not arise from the sale of goods or the performance of services by Borrower in the ordinary course of its business;

                  (b) upon which (i) Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

                  (c) against which is asserted any defense, counterclaim, setoff or dispute, but only to the full extent of such defense, counterclaim, setoff or dispute;

                  (d) that is not a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for merchandise sold and accepted by the Account Debtor obligated upon such Account;

                  (e) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent;

                  (f) that (i) is not owned by Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than the Lien in favor of Agent, on behalf of itself and Lenders;

                  (g) that arises from a sale to any director, officer, other employee or Affiliate of Borrower or any Subsidiary thereof, or to any entity which has any common officer or director with Borrower or any Subsidiary thereof;

                  (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, unless Agent, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable as determined by Agent, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, with respect to such obligation;

                  (i) that is the obligation of an Account Debtor located in a foreign country, other than (i) Canada, provided, that, such obligation is denominated entirely in United States dollars and is fully payable within the United States or (ii) a foreign country, provided, that, such obligation is backed by a letter of credit or other credit enhancement in form and substance acceptable to Agent in its sole discretion and the same has been delivered to Agent and, provided, further, that, if any

Default or Event of Default shall have occurred and be continuing, Borrower shall notify the issuer of such letter of credit or other credit enhancement that the same has been assigned to Agent, on behalf of Agent and Lenders, in accordance with Section 5-116(2)(b) of the Code;

                  (j) that is the obligation of an Account Debtor to whom Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the Account Debtor to Borrower or any Subsidiary thereof, but only to the full extent of all such liabilities in the aggregate with respect to such Account Debtor;

                  (k) that arises with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

                  (l) that is in default; provided, further, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                  (i) the Account is not paid within the earlier of: sixty (60) days past its due date or ninety (90) days past its original invoice date;

                  (ii) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                  (iii) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (m) which is the obligation of an Account Debtor that has failed to make a payment within sixty (60) days past the applicable due date on fifty percent (50%) or more of the dollar amount of Accounts upon which such Account Debtor is obligated (Borrower shall be entitled to notify Agent regarding the circumstances of such payment failure, and, thereafter, Agent, in its sole and absolute discretion, may choose to include all or a portion, if any, of such account as an Eligible Account);

                  (n) which is due more than ninety (90) days from the date of determination of eligibility thereof;

                  (o) which arises from any bill-and-hold or other sale of goods which remain in Borrower's or any Subsidiary thereof's possession or under Borrower's or any such Subsidiary's control, but only to the fullest extent of that portion of such goods not actually billed and shipped at the time of Agent's determination thereof;

                  (p) as to which Agent's interest, on behalf of itself and Lenders, therein is not a first priority perfected security interest;

                  (q) as to which any of the representations or warranties pertaining to Accounts set forth in the Agreement or any of the other Loan Documents is untrue;

                  (r) to the extent such Account exceeds any credit limit established by Agent, in its reasonable discretion;

                  (s) to the extent such Account is evidenced by any note; or

                  (t) which is otherwise unacceptable to Agent in its sole discretion.

                                     ANNEX G
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                               ELIGIBLE INVENTORY

         In determining whether Inventory constitutes Eligible Inventory, Agent shall not include Inventory which:

                  (a) is not owned by Borrower free and clear of all Liens and rights of any other Person, except the Liens in favor of Agent, on behalf of itself and Lenders, and encumbrances set forth in clause (v) or (vi) of the definition of Permitted Encumbrances;

                  (b) except as set forth in clause (c) below with respect to goods which are "in transit," is not located on premises owned, operated or leased by Borrower;

                  (c) consists of goods which are "in transit", except to the extent shipped (i) F.O.B. point of shipment and/or (ii) on vehicles owned by Borrower or common carriers employed by, or subject to the direction of, Borrower; provided, that, Borrower maintains (A) appropriate and adequate casualty insurance with respect to goods shipped on such common carriers, in form and with insurers recognized as adequate by Agent, together with appropriate evidence showing loss payable clauses or endorsements in favor of Agent, on behalf of Lenders, in form and substance satisfactory to Agent and (B) adequate reserves on its books, in accordance with GAAP, with respect to all amounts charged by, and all other fees and expenses associated with, such common carriers;

                  (d) is covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory has been delivered to Agent;

                  (e) in Agent's reasonable credit judgement, is obsolete, unsalable, shopworn, damaged or unfit for sale;

                  (f) consists of display items or shipping materials;

                  (g) consists of packing materials, but only to the full extent that the same are (i) customized or specialized for or on behalf of Borrower or
(ii) not maintained in "full pallets" or are otherwise maintained in broken or incomplete packages or sets;

                  (h) consists of goods which have been returned by the buyer;

                  (i) consists of discontinued or slow-moving items or finished goods of substandard quality;

                  (j) is placed by Borrower on consignment;

                  (k) is not of a type held for sale in the ordinary course of Borrower's business;

                  (l) as to which Agent's interest, on behalf of itself and Lenders, therein is not a first priority perfected security interest;

                  (m) as to which any of the representations or warranties pertaining to Inventory set forth in the Agreement or any of the other Loan Documents is untrue;

                  (n) is located at a public warehouse, unless Agent has received therefrom a copy of a duly executed bailee letter, in form and substance acceptable to Agent in its sole discretion;

                  (o) consists of supplies or work-in-process;

                  (p) is otherwise unacceptable to Agent in its sole discretion.

                  In addition, Inventory located at an owned or leased location shall be subject to the provisions set forth in Section 5.11 and 5.12 of the Agreement.

                                     ANNEX H
                                       to
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                               Insurance Standards

                  1. Borrower shall, and shall cause each of its Subsidiaries to, at its sole cost and expense, maintain "All Risk" physical damage insurance on all real and personal property, including fire and extended coverage, boiler and machinery coverage, flood, earthquake, liquids, theft, explosion, collapse and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such property shall contain an endorsement, in form and substance satisfactory to Agent, showing loss payable to Agent as its interests appear.

                  2. Borrower shall, at its sole cost and expense, maintain commercial general liability insurance on an "occurrence basis" (unless such insurance cannot be reasonably obtained at commercially reasonable rates, in which case such insurance shall be on a "claims made" basis) against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence and $2,000,000 in the aggregate. Such coverage shall include, but not be limited to, premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability. Borrower shall, at its sole cost and expense, maintain workers' compensation insurance including employer's liability in the amount of $500,000 for each accident, $500,000 disease-policy limit, and $500,000 disease-each employee.

                  3. Borrower shall, at its sole cost and expense, maintain automobile liability insurance for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $1,000,000 per occurrence.

                  4. Borrower shall, at its sole cost and expense, maintain umbrella policies of insurance in form and substance substantially similar to each of the umbrella policies which it maintains on the Closing Date, with, in any event, a minimum combined limit of $25,000,000 in the aggregate.

                  5. All policies of insurance required to be maintained under this Agreement shall (i) include Agent as an additional insured, (ii) contain a 30-day advance notice of alteration or cancellation, (iii) provide that no act or default by Borrower, any Subsidiary or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage, (iv) be in form substantially similar to those in effect on the Closing Date and be with insurers rated at least A by A.M. Best and (v) be in not less than the amounts set forth herein.

                                     ANNEX I
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                      FINANCIAL STATEMENTS AND PROJECTIONS

                  Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

                  (a) To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, consolidated and consolidating financial and other information regarding Borrower and its Subsidiaries, certified by the chief financial officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month and (ii) unaudited statements of income and cash flows for such Fiscal Month, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the budget, all prepared in accordance with GAAP (subject to normal year-end adjustments), except for the absence of footnotes and except as otherwise disclosed therein in reasonable detail, and accompanied by (A) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants set forth on Annex K and (B) the certification of the chief executive officer or chief financial officer of Borrower that all of such financial and other information is true, complete and correct and presents fairly in accordance with GAAP (subject to normal year-end adjustments), except for the absence of footnotes and except as otherwise disclosed therein in reasonable detail, the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Month and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  In addition, Borrower shall deliver to Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, a management discussion and analysis which includes a comparison to budget for that Fiscal Month and a comparison of performance for that Fiscal Month to the corresponding period in the prior year;

                  (b) To Agent and Lenders, within sixty (60) days after the end of each Fiscal Year, an operating plan, approved by the Board of Directors of Borrower, for such applicable Fiscal Year, which will include a complete statement of the assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for such applicable Fiscal Year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and borrowing availability projections all prepared on the same basis as that on which operating results are reported, and plans for personnel, capital expenditures (with a separate description for Capital Expenditures constituting the acquisition cost of Equipment to be financed with proceeds of Capital Expenditure Advances) and facilities; all of which shall be in detail acceptable to Agent in its sole discretion;

                  (c) To Agent and Lenders, contemporaneously with ARTRA's filing thereof with the Securities and Exchange Commission, audited financial statements, for Borrower and its Subsidiaries, on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year and the figures contained in the budget, which financial statements shall be prepared in accordance with GAAP, certified (only with respect to the consolidated financial statements) without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent, and accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex K, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), (iii) a letter addressed to Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Agent, signed by such accounting firm acknowledging that Agent and Lenders are entitled to rely upon such accounting firm's certification of such audited financial statements,
(iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters and
(v) the certification of the chief executive officer or chief financial officer of Borrower that all such financial statements are true, complete and correct and present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on a consolidated basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

                  (d) To Agent and Lenders, within five (5) Business Days after receipt thereof by Borrower, copies of all management letters, exception reports or similar letters or reports, if any, received by Borrower from its independent certified public accountants;

                  (e) To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after Borrower becomes aware of the existence of any Default or Event of Default, or any development or other information which could have or result in a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day; and

                  (f) To Agent and Lenders, as soon as reasonably practicable after Agent's request therefor, such other financial and other information respecting Borrower's or its Subsidiaries', businesses, financial condition or prospects as Agent (or any Lender through Agent) shall request from time to time with reasonable frequency (unless a Default or Event of Default shall have occurred and be continuing, in which event Agent or Lenders may make requests at any and all times).

                                     ANNEX J
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                               COLLATERAL REPORTS

                  Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

                  (a) To Agent, upon its request, and in no event less frequently than for each Fiscal Month received within fifteen (15) days after the end of such Fiscal Month (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), a Borrowing Base Certificate, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its sole discretion.

                  (b) To Agent, on a weekly basis, or daily as Agent may request in its sole discretion (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports, including all additions and reductions (cash and non-cash) with respect to Accounts, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its sole discretion;

                  (c) To Agent, upon its request, and in no event less frequently than fifteen (15) days after the last day of each Fiscal Month, and, in the event, if any, that Borrowing Availability less the then outstanding balance of the Revolving Credit Loan falls below $1,000,000, no less frequently than fifteen (15) days after both the fifteen (15th) day and the last day of each Fiscal Month, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its sole discretion;

                  (d) To Agent, within twenty (20) days of the end of each Fiscal Month, (i) a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: current, 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, and (ii) a complete Inventory report in detail satisfactory to Agent; in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its sole discretion;

                  (e) To Agent, at the time of delivery of each of the monthly financial statements delivered pursuant to Annex I, a reconciliation of the Accounts trial balance and month-end Inventory reports to Borrower's general ledger and monthly financial statements delivered pursuant to such Annex I, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its sole discretion; and

                  (f) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral as Agent shall from time to time request in its sole discretion.

                                     ANNEX K
                                       to
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                               FINANCIAL COVENANTS

                  Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP, consistently applied:

                  (a) EBITDA. Borrower and its Subsidiaries on a consolidated basis shall have, measured for the trailing twelve (12) Fiscal Month period ended on the last day of each Fiscal Quarter ending during each calendar month set forth below, EBITDA equal to or greater than the amounts set forth opposite each of such periods:

                  Calendar Month                              Amount

                  March, 1998                                 $  8,500,000
                  June, 1998                                  $  8,500,000
                  September, 1998                             $  9,000,000
                  December, 1998                              $  9,000,000
                  March, 1999                                 $  9,500,000
                  June, 1999                                  $  9,500,000
                  September, 1999                             $ 10,000,000
                  December, 1999                              $ 10,000,000
                  March, 2000                                 $ 10,500,000
                  June, 2000                                  $ 10,500,000
                  September, 2000                             $ 11,000,000
                  December, 2000 and each calendar            $ 11,000,000
                  month thereafter

                  (b) EBITDA to Interest Expense. Borrower and its Subsidiaries on a consolidated basis shall have, measured for the trailing twelve
         (12) Fiscal Month period ended on the last day of each Fiscal Quarter ending during each Fiscal Year set forth below, a ratio of (i) EBITDA to (ii) Interest Expense equal to or greater than the ratios set forth opposite each of such periods:

                  Fiscal Year                                       Ratio

                  1998                                           2.80 to 1:00
                  1999                                           3.00 to 1:00
                  2000 and each Fiscal Year thereafter           3.20 to 1:00

                  (c) EBITDA to the sum of Fixed Charges and Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall have, measured for the trailing twelve (12) Fiscal Month period ended on the last day of each Fiscal Quarter, a ratio of (i) EBITDA to

         (ii) the sum of (x) Fixed Charges and (y) Capital Expenditures equal to or greater 1:00 to 1:00:

                  (d) Consolidated Tangible Net Worth. Borrower, its Subsidiaries on a consolidated basis shall have, measured as of the end of the trailing twelve (12) Fiscal Month period ended on the last day of each Fiscal Quarter ending during each calendar month set forth below, Tangible Net Worth equal to or greater than the amounts set forth opposite each of such dates:

                  Calendar Month                              Amount

                  December, 1998                              ($13,000,000)
                  March, 1999                                 ($11,000,000)
                  June, 1999                                  ($11,000,000)
                  September, 1999                             ($ 9,000,000)
                  December, 1999                              ($ 9,000,000)
                  March, 2000                                 ($ 7,000,000)
                  June, 2000                                  ($ 7,000,000)
                  September, 2000                             ($ 7,000,000)
                  December, 2000 and each calendar            ($ 5,000,000)
                  month thereafter

                  (e) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures that exceed in the aggregate the amount set forth opposite each Fiscal Year set forth below:

                  Fiscal Year                                      Amount

                  1998                                          $4,500,000
                  1999 and each Fiscal Year thereafter          $3,000,000

                  (f) Notwithstanding anything contained in the Agreement or any other Loan Document to the contrary, for purposes of calculating compliance with (i) clauses (a), (b) and (c) above, in calculating EBITDA for any period of determination there shall be included therein, without duplication, non-cash ESOP, 401K and phantom stock expenses for such period, as reflected on the books of Borrower in accordance with GAAP, (ii) clauses (c) and (e) above, in calculating Capital Expenditures for any period of determination there shall be excluded therefrom Capital Expenditures made during such period pursuant to
         Section 1.6(d) of the Agreement.

                                     ANNEX L
                                       to
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                NOTICE ADDRESSES*

             (a)      If to Borrower:

                      Bagcraft Corporation of America
                      3900 West 43rd Street
                      Chicago, Illinois 60632
                      Attention:  Chief Financial Officer
                      Telecopy No.:  (773) 254-5216

                               With copies to:

                               Kwiatt, Silverman and Ruben, Ltd.
                               500 North Central Avenue
                               Northfield, Illinois  60093
                               Attention:  Philip E. Ruben
                               Telecopy No.:  (847) 441-7696

             (b)      If to Agent or GE Capital:

                      General Electric Capital Corporation
                      Commercial Finance, Inc.
                      201 High Ridge Road
                      Stamford, CT 06927-5100
                      Attention:  Vice President, Portfolio
                      Telecopy No.:  (203) 316-7893

                               With copies to:

                               General Electric Capital Corporation
                               201 High Ridge Road
                               Stamford, Connecticut 06927-5100
                               Attention: Corporate Counsel - Commercial Finance Telecopy No.: (203) 316-7889

                               Winston & Strawn
                               35 West Wacker Drive
                               Chicago, Illinois 60601
                               Attention: Ronald H. Jacobson
                               Telecopy No.:  (312) 558-5700

                                     ANNEX M
                                       to
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                WIRE INSTRUCTIONS

Lender                  Instructions

GE Capital              Bank:   Bankers Trust Company
                                         New York, New York
                                Acct.:   502 328 54
                                Ref.:    General Electric Capital Corporation,
                                         Commercial Finance Group
                                ABA:     021 001 033

                                     ANNEX N
                                       to
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                   COMMITMENTS

              Revolving Loan  Term Loan A    Capital Expenditure   Term Loan B    Term Loan C
Lender        Commitment 1/   Commitment     Loan Commitment 2/    Commitment     Commitment

GE Capital    $18,000,000 3/  $20,000,000    $3,000,000            $5,000,000     $7,500,000
                   -

              -----------     -----------    ----------            ----------     ---------
Total:        $18,000,000     $20,000,000    $3,000,000            $5,000,000     $7,500,000
              ===========     ===========    ==========            ==========     ==========


-----------------------------------------------

          1/ Incudes $3,000,000 Letter of Credit subfacility

          2/ Subfacility of Term Loan A

          3/ Includes $3,000,000 Swing Line Commitment



                                        1